                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           Coca-Cola Enterprises Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      Coca-Cola Enterprises Inc. (LOGO)

Summerfield K. Johnston, Jr.        PO Box 1778
      Vice Chairman and          Atlanta, GA 30301
   Chief Executive Officer          404 676-2100

                                 March 6, 1995

Dear Share Owner,

     You are cordially invited to attend the 1995 Annual Meeting of Share Owners of Coca-Cola Enterprises Inc. which will be held in Wilmington, Delaware on Monday, April 17, 1995, at 10:30 a.m. The enclosed meeting notice and proxy statement contain details concerning the business to be discussed at the meeting.

     Please sign, date and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting, even if you cannot attend.

                                           Summerfield K. Johnston, Jr.

                      Coca-Cola Enterprises Inc. (LOGO)

                    NOTICE OF ANNUAL MEETING OF SHARE OWNERS
                           TO BE HELD APRIL 17, 1995

TO THE OWNERS OF COMMON STOCK
  OF COCA-COLA ENTERPRISES INC.

     The 1995 Annual Meeting of Share Owners of Coca-Cola Enterprises Inc., a Delaware corporation, will be held in the du Barry Room of the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, on Monday, April 17, 1995, at 10:30 a.m., local time, for the purpose of considering and voting upon the following proposals:

          1. To elect four directors to serve until the 1998 Annual Meeting of Share Owners;

          2. To approve the Company's 1995 Restricted Stock Award Plan;

          3. To approve the Company's 1995 Stock Option Plan;

          4. To approve the Company's Executive Management Incentive Plan (effective January 1, 1995);

          5. To approve the Company's Long-Term Incentive Plan (effective January 1, 1995);

          6. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the 1995 fiscal year;

          7. To consider and vote on a share-owner proposal to create an independent nominating committee; and

          8. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Information relating to the above matters is set forth in the attached proxy statement. Share owners of record at the close of business on February 17, 1995, are entitled to notice of and to vote at the meeting and any adjournments thereof. A list of share owners of the Company as of the close of business on February 17, 1995, will be available for inspection during normal business hours from March 30 through April 14, 1995, at the offices of Morris, Nichols, Arsht and Tunnell, 1201 North Market Street, Wilmington, Delaware.

                                          By Order of the Board of Directors

                                          J. GUY BEATTY, JR.
                                          Secretary
Atlanta, Georgia
March 6, 1995

     EACH SHARE OWNER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. A SHARE OWNER WHO DECIDES TO ATTEND THE MEETING MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                           COCA-COLA ENTERPRISES INC.
                           ONE COCA-COLA PLAZA, N.W.
                             ATLANTA, GEORGIA 30313

                                                                   March 6, 1995

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHARE OWNERS
                           TO BE HELD APRIL 17, 1995

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Coca-Cola Enterprises Inc. (the "Company") to be voted at the 1995 Annual Meeting of Share Owners of the Company and at any adjournments thereof. The Annual Meeting will be held in the du Barry Room of the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, on Monday, April 17, 1995, at 10:30 a.m., local time.

     The mailing address of the principal executive offices of the Company is Post Office Box 1778, Atlanta, Georgia 30301. The approximate date on which this proxy statement and form of proxy are first being sent or given to share owners is March 6, 1995.

                                     VOTING

     Only owners of record of shares of common stock of the Company ("Company Stock") at the close of business on February 17, 1995, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Each share owner of record on the record date is entitled to one vote for each share of Company Stock so owned. On February 17, 1995, there were 128,919,649 shares of Company Stock issued and outstanding. Under the Company's bylaws, the holders of a majority of the issued and outstanding shares of Company Stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business.

     Share owners may vote in favor of all nominees for election as directors, withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to all other proposals, share owners may vote in favor of or against each proposal or may abstain from voting. Share owners should specify their choices on the enclosed form of proxy card. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a properly signed proxy card will be voted FOR the election of all nominees for director; FOR approval of the Company's 1995 Restricted Stock Award Plan; FOR approval of the Company's 1995 Stock Option Plan; FOR approval of the Company's Executive Management Incentive Plan (effective January 1, 1995); FOR approval of the Company's Long-Term Incentive Plan (effective January 1, 1995); FOR the ratification of the appointment of Ernst & Young LLP as independent auditors and AGAINST the share-owner proposal relating to the establishment of an independent nominating committee. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment of what is in the best interest of the Company.

     With respect to the election of directors, the four nominees receiving the highest vote totals will be elected as directors of the Company. Accordingly, abstentions and broker nonvotes* will have no effect on the vote for the election of directors.

     With respect to all other proposals, the affirmative vote of the holders of a majority of the Company Stock present, or represented and entitled to vote, at the Annual Meeting, will be required

- ---------------

*"Broker nonvotes" are limited proxies submitted by brokers who do not have the required voting authority from the beneficial owners.

to approve such proposals. Abstentions will be counted as present and entitled to vote, and will have the effect of "No" votes. Broker nonvotes will not be included in vote totals and will have no effect on the outcome of each vote.

     Proxies and votes will be tabulated by First Chicago Trust Company of New York, the transfer agent for the shares of Company Stock. Because certain holders of more than a majority of Company Stock (see "Principal Share Owners") have advised the Company of their intention to vote all such shares for the election of all directors nominated by the Board of Directors for election to the Board; for approval of the Company's 1995 Restricted Stock Award Plan; for approval of the Company's 1995 Stock Option Plan; for approval of the Company's Executive Management Incentive Plan (effective January 1, 1995); for approval of the Company's Long-Term Incentive Plan (effective January 1, 1995); for the ratification of Ernst & Young LLP as independent auditors of the Company for the 1995 fiscal year and against the share-owner proposal relating to the establishment of an independent nominating committee, the presence of a quorum and approval of all proposals except the share-owner proposal are reasonably assured.

     All proxies delivered pursuant to this solicitation are revocable at any time prior to voting at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a proxy bearing a later date or by voting in person at the Annual Meeting. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given.

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. Such costs include charges by brokers, banks, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. Solicitation may be undertaken by mail, telephone and personal contact by directors, officers and employees of the Company without additional compensation.

PRINCIPAL SHARE OWNERS

     Set forth in the table below is information as of February 17, 1995 (except as otherwise noted) with respect to persons known to the Company to be the beneficial owners of more than five percent of Company Stock:

                                                              NUMBER OF SHARES    PERCENT
         NAME AND ADDRESS                                    BENEFICIALLY OWNED   OF CLASS
- -----------------------------------                          ------------------   --------
The Coca-Cola Company......................................      56,318,906(1)      43.7%
  One Coca-Cola Plaza, N.W.
  Atlanta, Georgia 30313

Summerfield K. Johnston, Jr................................      10,461,604(2)       8.1%
  One Coca-Cola Plaza, N.W.
  Atlanta, Georgia 30313

Brinson Partners, Inc......................................       9,441,260(3)       7.3%
  209 South LaSalle
  Chicago, Illinois 60604-1295

Southeastern Asset Management, Inc.........................       8,626,777(4)       6.7%
  Suite 900
  6075 Poplar Avenue
  Memphis, Tennessee 38119

- ---------------

(1) The Coca-Cola Company has advised the Company that it intends to vote its shares of Company Stock in favor of (i) the election of all directors nominated by the Board of Directors for election to the Board; (ii) approval of the Company's 1995 Restricted Stock Award Plan; (iii) approval of the Company's 1995 Stock Option Plan; (iv) approval of the Company's Executive Management Incentive Plan (effective January 1, 1995); (v) approval of the Company's Long-Term Incentive Plan (effective January 1,
    1995); (vi) the ratification of Ernst & Young LLP as independent auditors of the Company for the 1995 fiscal year; and against the share-owner proposal relating to the establishment of an independent nominating committee.
(2) Summerfield K. Johnston, Jr. is Vice Chairman of the Board of Directors and Chief Executive Officer of the Company. See "Election of Directors (Proposal No. 1) -- Information Concerning Directors" and " -- Security Ownership of Directors and Officers" below. Mr. Johnston has advised the Company that he intends to vote his shares of Company Stock in favor of (i) the election of all directors nominated by the Board of Directors for election to the Board;
    (ii) approval of the Company's 1995 Restricted Stock Award Plan; (iii) approval of the Company's 1995 Stock Option Plan; (iv) approval of the Company's Executive Management Incentive Plan (effective January 1, 1995);
    (v) approval of the Company's Long-Term Incentive Plan (effective January 1,
    1995); (vi) the ratification of Ernst & Young LLP as independent auditors of the Company for the 1995 fiscal year; and against the share-owner proposal relating to the establishment of an independent nominating committee.
(3) As of February 13, 1995, Brinson Partners, Inc., a registered investment advisor, together with its subsidiary, Brinson Trust Company, had sole voting and dispositive power with regard to all of the shares shown.
(4) As of December 31, 1994, Southeastern Asset Management, Inc., a registered investment advisor, had sole voting and dispositive power with regard to 7,189,577 of the shares held by it, had shared voting and dispositive power with regard to 1,324,700 of the shares held by it, and had no voting or dispositive power with regard to 112,500 of the shares held by it.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

NOMINEES

     The Board of Directors of the Company, pursuant to the bylaws of the Company, has set the number of directors of the Company at fourteen. The directors are divided into three classes, with approximately one-third of the members of the Board of Directors to be elected by the share owners annually to serve three-year terms. The terms of L. Phillip Humann, Scott L. Probasco, Jr.,
E. Neville Isdell and Francis A. Tarkenton as directors of the Company expire at the Annual Meeting.

     The Board of Directors has named L. Phillip Humann, Scott L. Probasco, Jr.,
E. Neville Isdell and Francis A. Tarkenton to stand for election as directors at the Annual Meeting. Each of the nominees has consented to serve as a director if elected at the Annual Meeting. Should any one or more of these nominees become unable to serve for any reason, or choose not to serve (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF L. PHILLIP HUMANN, SCOTT L. PROBASCO, JR., E. NEVILLE ISDELL AND FRANCIS A. TARKENTON AS DIRECTORS TO HOLD OFFICE UNTIL THE 1998 ANNUAL MEETING OF SHARE OWNERS, AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

INFORMATION CONCERNING DIRECTORS

     Set forth below with respect to the directors and nominees for director of the Company is information regarding their principal occupations (which have continued for at least the past five years unless otherwise noted) and certain other information.

- --------------------------------------------------------------------------------

                  NOMINEES FOR ELECTION TO TERM EXPIRING 1998

- --------------------------------------------------------------------------------

- -------------------  L. PHILLIP HUMANN, 49, is President and a director of SunTrust Banks,
- -------------------  Inc. (bank holding company). He is also a director of Equifax Inc.
- -------------------  (information services company) and Haverty Furniture Companies, Inc. He
- -------------------  was elected Chairman of the Board and Chief Executive Officer of Trust
- ------(Photo)------  Company Bank in 1985. Mr. Humann was elected Senior Executive Vice
- -------------------  President-Banking of SunTrust Banks, Inc. in 1990, and elected President
- -------------------  in 1991. He has been a director of the Company since April 1992.
- -------------------
- -------------------

- -------------------  SCOTT L. PROBASCO, JR., 66, is a director and Chairman of the Executive
- -------------------  Committee of the Board of American National Bank and Trust Company of
- -------------------  Chattanooga. He is also a director of Chattem, Inc. (branded consumer
- -------------------  products and specialty chemicals), Provident Life and Accident Insurance
- ------(Photo)------  Company of America and SunTrust Banks, Inc. Mr. Probasco also served as
- -------------------  a director of Johnston Coca-Cola Bottling Group, Inc. ("Johnston
- -------------------  Coca-Cola" from 1962 to 1991. He has been a director of the Company
- -------------------  since December 1991.
- -------------------

- -------------------  E. NEVILLE ISDELL, 51, has been a Senior Vice President of The Coca-Cola
- -------------------  Company since January 1989 and President of the Greater Europe Group of
- -------------------  The Coca-Cola Company since January 1995. From 1993 to 1995, Mr. Isdell
- -------------------  served as President of the Northeast Europe/Middle East Group of The
- ------(Photo)------  Coca-Cola Company and from 1989 to 1993 he was President of the
- -------------------  Northeast Europe/Africa Group of The Coca-Cola Company. He is also a
- -------------------  director of Amalgamated Beverages Great Britain Limited (holding company
- -------------------  of a United Kingdom bottling joint venture), Coca-Cola FEMSA, S.A. de
- -------------------  C.V. (Mexican soft drink bottler and distributor) and Coca-Cola Amatil
                     Limited (Australian-based soft drink bottler and distributor). He has been a director of the Company since July 1993.

- -------------------  FRANCIS A. TARKENTON, 55, is a business consultant and a public speaker.
- -------------------  He served as Chairman of the Board of Directors and Chief Executive
- -------------------  Officer of KnowledgeWare, Inc. (computer software company) from 1986 to
- -------------------  December 1994. He is also a director of Sterling Software, Inc.
- ------(Photo)------  (computer software company). He has been a director of the Company since
- -------------------  October 1986.
- -------------------
- -------------------
- -------------------

- --------------------------------------------------------------------------------

                   INCUMBENT DIRECTORS -- TERMS EXPIRING 1996

- --------------------------------------------------------------------------------

- -------------------  JOHN L. CLENDENIN, 60, is Chairman of the Board, President and Chief
- -------------------  Executive Officer of BellSouth Corporation (telecommunications holding
- -------------------  company). He is also a director of Equifax Inc., Providian Corporation
- -------------------  (insurance holding company), National Service Industries, Inc.
- ------(Photo)------  (diversified manufacturing company), The Kroger Co. (retail grocery
- -------------------  chain), Wachovia Corp. (bank holding company), Springs Industries, Inc.
- -------------------  (producer of finished fabrics, home furnishings and industrial fabrics)
- -------------------  and the New York Stock Exchange, Inc. He has been a director of the
- -------------------  Company since October 1986.

- -------------------  M. DOUGLAS IVESTER, 47, has served as President and a director of The
- -------------------  Coca-Cola Company since July 1994. He was Executive Vice President and
- -------------------  Principal Operating Officer/North America of The Coca-Cola Company from
- -------------------  April 1993 to July 1994. He was Senior Vice President of The Coca-Cola
- ------(Photo)------  Company and President of its North America Business Sector from 1991 to
- -------------------  1993 and President, Coca-Cola USA from 1990 to 1991. He is a director of
- -------------------  Georgia-Pacific Corporation (manufacturer and distributor of pulp, paper
- -------------------  and building products). Mr. Ivester has been Chairman of the Board of
- -------------------  Directors of the Company since April 1993.

- -------------------  JOHN E. JACOB, 60, has been Executive Vice President of Anheuser-Busch
- -------------------  Companies, Inc. (brewer) since July 1994 and a director of that company
- -------------------  since 1990. He served as President and Chief Executive Officer of the
- -------------------  National Urban League, Inc. (community-based social service and advocacy
- ------(Photo)------  agency) from 1982 to July 1994. He is a director of The Continental
- -------------------  Corporation (insurance holding company) and LTV Corporation
- -------------------  (manufacturer of steel and energy products). He has been a director of
- -------------------  the Company since October 1986.
- -------------------

- -------------------  SUMMERFIELD K. JOHNSTON, JR., 62, has served as Vice Chairman of the
- -------------------  Board of Directors and Chief Executive Officer of the Company since
- -------------------  December 1991 when the Company acquired all of the stock of Johnston
- -------------------  Coca-Cola of which he had been Chairman of the Board and Chief Executive
- ------(Photo)------  Officer since 1979. He served as Chairman of the Board of Coca-Cola
- -------------------  Bottling Company of Northwest Georgia, Inc. ("CCBC NW Georgia") from
- -------------------  1951 to February 1995. Mr. Johnston is a director of SW Centrifugal,
- -------------------  Inc. (bronze foundry), The Coca-Cola Bottling Company of New York, Inc.
- -------------------  and American National Bank and Trust Company of Chattanooga.

- -------------------  ROBERT A. KELLER, 64, is a consultant to The Coca-Cola Company and a
- -------------------  senior counsel at the law firm of King & Spalding. He served as Senior
- -------------------  Vice President and General Counsel of The Coca-Cola Company from 1978
- -------------------  until his retirement in 1991. He is also a director of The Coca-Cola
- ------(Photo)------  Bottling Company of New York, Inc. He has been a director of the Company
- -------------------  since August 1986.
- -------------------
- -------------------
- -------------------

- --------------------------------------------------------------------------------

                   INCUMBENT DIRECTORS -- TERMS EXPIRING 1997

- --------------------------------------------------------------------------------

- -------------------  HOWARD G. BUFFETT, 40, has been Corporate Vice President and Assistant
- -------------------  to the Chairman and a director of Archer Daniels Midland Company
- -------------------  (agricultural processor and merchandiser) since 1992 and President of
- -------------------  Buffett Farms since 1989. From 1989 to 1992, Mr. Buffett served on the
- ------(Photo)------  Douglas County Board of Commissioners in Omaha, Nebraska. From 1989 to
- -------------------  1991, Mr. Buffett served as Chairman of the Nebraska Ethanol Authority
- -------------------  and Development Board. He is also a director of Berkshire Hathaway Inc.
- -------------------  (diversified holding company). He has been a director of the Company
- -------------------  since December 1993.

- -------------------  JOHNNETTA B. COLE, 58, is President of Spelman College, Atlanta,
- -------------------  Georgia. Dr. Cole is also a director of NationsBank of Georgia, N.A.,
- -------------------  Merck & Co., Inc. (manufacturer of health maintenance and restoration
- -------------------  products) and Management Training Corporation. She has been a director
- ------(Photo)------  of the Company since December 1990.
- -------------------
- -------------------
- -------------------
- -------------------

- -------------------  T. MARSHALL HAHN, JR., 68, has been Honorary Chairman of the Board of
- -------------------  Directors of Georgia-Pacific Corporation since December 1993. Mr. Hahn
- -------------------  served as Chairman of the Board and Chief Executive Officer of Georgia-
- -------------------  Pacific Corporation from 1985 to 1993. He is also a director of Norfolk
- ------(Photo)------  Southern Corporation (railway holding company), SunTrust Banks, Inc.,
- -------------------  Trust Company of Georgia and Cincinnati, Inc. (manufacturer of machine
- -------------------  tools). He has been a director of the Company since October 1986.
- -------------------
- -------------------

- -------------------  CLAUS M. HALLE, 67, is Chief International Consultant to The Coca-Cola
- -------------------  Company. He is also a director of The Coca-Cola Bottling Company of New
- -------------------  York, Inc. He has been a director of the Company since October 1988.
- -------------------
- ------(Photo)------
- -------------------
- -------------------
- -------------------
- -------------------

- -------------------  HENRY A. SCHIMBERG, 62, has served as President, Chief Operating Officer
- -------------------  and a director of the Company since December 1991, when the Company
- -------------------  acquired all of the stock of Johnston Coca-Cola, of which he had been
- -------------------  President and Chief Operating Officer since 1984 and a director since
- ------(Photo)------  1982.
- -------------------
- -------------------
- -------------------
- -------------------

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     In accordance with the bylaws of the Company, the Board of Directors has established six standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Committee on Directors, a Public Issues Review Committee and a Capital Projects Review Committee.

     The Executive Committee, during the intervals between meetings of the Board of Directors, may exercise the powers of the Board of Directors except with respect to a limited number of matters which include amending the certificate of incorporation or the bylaws of the Company and recommending to the share owners of the Company a merger of the Company, the sale of all or substantially all of the assets of the Company or the dissolution of the Company. Members are Messrs. Johnston (Chairman), Clendenin, Hahn, Halle, Isdell, Ivester and Tarkenton. The Executive Committee did not meet in 1994.

     The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the audits, reviews the adequacy and effectiveness of the Company's internal controls, reviews the quality and integrity of the Company's annual and interim external financial reports, reviews the professional services furnished by the independent auditors to the Company and handles any other matters the Board of Directors deems appropriate. Members are Messrs. Humann (Chairman), Hahn, Jacob, Probasco and Dr. Cole. The Audit Committee met three times in 1994.

     The Compensation Committee reviews and approves all salary arrangements, including annual and long-term incentive awards and other remuneration, for officers of the Company. It also is responsible for administration of the Company's stock option and restricted stock plans, incentive plans, and certain other compensation plans. Members are Messrs. Hahn (Chairman), Halle, Probasco and Tarkenton. The Compensation Committee met three times in 1994.

     The Committee on Directors recommends to the Board of Directors candidates for election to the Board of Directors and reviews matters relating to potential director conflicts of interest and directors' fees and retainers. The Committee on Directors considers nominees for directorships submitted by share owners. All nominations by share owners must be made in accordance with the bylaws of the Company. See "Share-Owner Proposals for 1996 Annual Meeting." Members are Messrs. Clendenin (Chairman), Jacob, Johnston and Keller. The Committee on Directors met once in 1994.

     The Public Issues Review Committee reviews Company policy and practice relating to significant public issues of concern to the share owners, the Company, its employees, the communities served by the Company and the general public. Members are Messrs. Jacob (Chairman), Buffett, Clendenin, Schimberg, Tarkenton and Dr. Cole. The Public Issues Review Committee met once in 1994.

     The Capital Projects Review Committee reviews and approves all proposed capital projects for property, plant and equipment of the Company where the amount involved for a specific project is $1 million or more. Capital projects of $10 million or more also require approval of the Board of Directors. Members are Messrs. Johnston (Chairman), Isdell, Ivester and Schimberg. The Capital Projects Review Committee did not meet in 1994.

     In 1994, the Board of Directors held five meetings. Each director attended at least 75 percent of the total of all meetings of the Board and each committee on which such director served.

COMPENSATION OF DIRECTORS

     Directors of the Company who are not officers or employees of the Company receive an annual retainer of $30,000 and an attendance fee of $1,000 per meeting for meetings of the Board of Directors or of a Board committee. The directors are also entitled to reimbursement for expenses of attending meetings. The aggregate of all retainers and fees paid to the directors in 1994 was $458,000. Beginning in 1995, 33% of the directors' retainers and fees are paid into the Deferred Compensation Plan for Non-Employee Director Compensation (the "Deferred Compensation Plan") and treated as if used to purchase shares of Company Stock on the date paid into the Deferred Compensation Plan. Thereafter, the value of each director's account is measured by the current market price of Company Stock. Directors may also choose to have any of the balance of their retainers and fees paid into the Deferred Compensation Plan, to be held in accounts measured by the market price of Company Stock or credited with interest at the prime lending rate set from time to time by Trust Company Bank.

     In November 1986, each member of the Board of Directors who was not an officer of the Company or The Coca-Cola Company was awarded an option to acquire up to 1,500 shares of Company Stock at a price of $16.50 per share, the price at which Company Stock was sold to the public in the Company's November 21, 1986 initial public offering. Options to acquire up to 1,500 shares of Company Stock at a price of $16.50 per share were awarded to Dr. Cole in December 1990 and to Mr. Humann in April 1992. All such options remain unexercised. See "Security Ownership of Directors and Officers" below.

     The Retirement Plan for the Board of Directors provides that all directors who are not employed by or retired from either the Company, The Coca-Cola Company, or the subsidiaries of either company, and who, upon their retirement from the Board, have (i) served at least five years on the Board and (ii) attained at least age 55 at retirement, shall be entitled to a monthly retirement benefit equal to one-twelfth of the annual retainer then in effect for directors. The retirement benefit will be paid to the retired director or surviving spouse of such director for a term not to exceed the director's total number of months of service on the Board.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The number of shares of Company Stock and of the common stock of The Coca-Cola Company owned beneficially by each director and each nominee for director of the Company and by all directors and executive officers of the Company as a group, as of February 17, 1995, is set forth in the table below. Unless otherwise indicated, all persons shown in the table have sole voting and investment power with regard to the shares shown.

                                                       NUMBER OF SHARES BENEFICIALLY OWNED
                                              -----------------------------------------------------
                                                                            THE COCA-COLA COMPANY
                                                    COMPANY STOCK               COMMON STOCK
                                              -------------------------   -------------------------
                                               NUMBER OF     PERCENTAGE    NUMBER OF     PERCENTAGE
                    NAME                      SHARES OWNED    OF CLASS    SHARES OWNED    OF CLASS
- --------------------------------------------  ------------   ----------   ------------   ----------
Howard G. Buffett().........................        5,000          *           14,998          *
John L. Clendenin(1)........................        2,000          *                0          *
Johnnetta B. Cole(1)........................        1,575          *                0          *
T. Marshall Hahn, Jr.(1)(2).................        6,500          *       20,458,889        1.6%
Claus M. Halle(3)...........................       10,000          *          848,750          *
L. Phillip Humann(1)(4).....................        3,505          *                0          *
E. Neville Isdell(5)........................        2,000          *          427,040          *
M. Douglas Ivester(6).......................       12,460          *        1,882,413          *
John E. Jacob(1)............................        1,500          *                0          *
Summerfield K. Johnston, Jr.(7).............   10,461,604        8.1%          45,200          *
Robert A. Keller(8).........................        4,076          *          350,364          *
Scott L. Probasco, Jr.(9)...................      542,097          *           15,000          *
Henry A. Schimberg(10)......................    1,160,892          *           19,470          *
Francis A. Tarkenton(1)(11).................       14,699          *           26,300          *
John R. Alm(12).............................      391,473          *                0          *

                                                       NUMBER OF SHARES BENEFICIALLY OWNED
                                              -----------------------------------------------------
                                                                            THE COCA-COLA COMPANY
                                                    COMPANY STOCK               COMMON STOCK
                                              -------------------------   -------------------------
                                               NUMBER OF     PERCENTAGE    NUMBER OF     PERCENTAGE
                    NAME                      SHARES OWNED    OF CLASS    SHARES OWNED    OF CLASS
- --------------------------------------------  ------------   ----------   ------------   ----------
G. David Van Houten, Jr.(13)................      108,832          *                0          *
Summerfield K. Johnston III(14).............      729,192          *            2,021          *
All directors and executive officers as a
  group (26 persons), including those
  directors and nominees named above(15)....   14,089,536       10.9%      24,248,468        1.9%

- ---------------

      *  Less than one percent
    (1)  Beneficial ownership as reported in the table includes, with respect to Messrs.
         Clendenin, Hahn, Humann, Jacob and Tarkenton and to Dr. Cole, 1,500 shares of
         Company Stock which may be acquired by each such director upon the exercise of outstanding stock options.
    (2)  Includes 20,458,889 shares of common stock of The Coca-Cola Company held by Emory
         University, Atlanta, Georgia, as of December 31, 1994; Mr. Hahn serves as Chairman of Emory University's investment committee.
    (3)  Includes 10,000 shares held in a trust of which he is co-trustee and beneficiary,
         18,440 shares of common stock of The Coca-Cola Company owned by his wife and of which he has disclaimed beneficial ownership, 15,000 shares of common stock of The
         Coca-Cola Company owned by a foundation of which he is a co-trustee, and 68,750 shares of common stock of The Coca-Cola Company held in two charitable trusts of which he is a donor.
    (4)  Includes 5 shares held in the Company's dividend reinvestment plan.
    (5)  Includes 500 shares of common stock of The Coca-Cola Company owned by his daughter,
         137,500 shares of common stock of The Coca-Cola Company which are subject to transfer restrictions, options to acquire 287,499 shares of common stock of The
         Coca-Cola Company which are exercisable or will be exercisable on or before April
         30, 1995, and 1,541 shares of common stock of The Coca-Cola Company held in trust through The Coca-Cola Company Thrift Plan as of December 31, 1994.
    (6)  Includes 796 shares owned by his wife, 210 shares jointly owned with his parents and 85 shares owned by his mother-in-law, all of which he has disclaimed beneficial ownership, 700,000 shares of common stock of The Coca-Cola Company which are subject to transfer restrictions, options to acquire 1,013,513 shares of common stock of The Coca-Cola Company which are exercisable or will be exercisable on or before April 30, 1995, and 49,080 shares of common stock of The Coca-Cola Company held in trust through The Coca-Cola Company Thrift Plan as of December 31, 1994.
    (7)  Includes 11,516 shares held in two custodial accounts and 108,538 shares held in trust for his minor child, 561,847 shares owned by his son and of which he has disclaimed beneficial ownership and 1,784,656 shares held in a trust of which he is a co-trustee. Also, includes options to acquire 298,466 shares of Company Stock which are exercisable or will be exercisable on or before April 30, 1995, 411,000 restricted shares which are subject to forfeiture and 17,139 shares held in trust through the Company's Matched Employee Savings and Investment Plan ("MESIP") as of
         December 31, 1994. Includes 44,000 shares of common stock of The Coca-Cola Company held by two trusts of which he is a trustee and 1,200 shares of common stock of The
         Coca-Cola Company held as custodian for two of his children.

    (8)  Includes 102 shares owned by his wife and of which he has disclaimed beneficial ownership, 6,993 shares of common stock of The Coca-Cola Company owned by his wife and of which he has disclaimed beneficial ownership and 37,769 shares of common stock of The Coca-Cola Company held in trusts of which his wife is a trustee and of which he has disclaimed beneficial ownership. Includes options to acquire 20,000 shares of common stock of The Coca-Cola Company which are exercisable on or before
         April 30, 1995.
    (9)  Includes 2,500 shares owned by his wife of which he has disclaimed beneficial ownership.
   (10)  Includes 388,349 shares held pursuant to his Deferred Compensation Agreement (See
         "Executive Compensation -- Employment Contracts and Termination of Employment
         Arrangements"), options to acquire 296,733 shares which are exercisable or will be exercisable on or before April 30, 1995, and 472,000 restricted shares which are subject to forfeiture. Includes 2,260 shares of Company Stock and 19,470 shares of common stock of The Coca-Cola Company held in trust through the Company's MESIP as of December 31, 1994.
   (11)  Includes 199 shares held in the Company's dividend reinvestment plan as of December
         31, 1994.
   (12)  Includes 199,346 shares held pursuant to his Deferred Compensation Agreement (See
         "Executive Compensation -- Employment Contracts and Termination of Employment
         Arrangements"), options to acquire 77,599 shares which are exercisable or will be exercisable on or before April 30, 1995, 86,000 restricted shares which are subject to forfeiture and 26,778 shares held in trust through the Company's MESIP as of
         December 31, 1994.
   (13)  Includes options to acquire 83,833 shares which are exercisable or will be exercisable on or before April 30, 1995, 19,000 restricted shares which are subject to forfeiture, 46 shares held in the Company's dividend reinvestment plan as of
         December 31, 1994, and 5,753 shares held in trust through the Company's MESIP as of
         December 31, 1994.
   (14)  Includes options to acquire 41,466 shares which are exercisable or will be exercisable on or before April 30, 1995, 39,600 restricted shares which are subject to forfeiture, 5,407 shares held in trust through the Company's MESIP as of
         December 31, 1994, 1,049 shares of common stock of The Coca-Cola Company owned by his wife and 972 shares of common stock of The Coca-Cola Company held in trust through the Company's MESIP as of December 31, 1994.
   (15)  Includes options to acquire 1,091,427 shares which are exercisable or will be exercisable on or before April 30, 1995, and 1,258,800 restricted shares which are subject to forfeiture. Includes 837,500 shares of common stock of The Coca-Cola
         Company which are subject to transfer restrictions and 1,364,075 shares of common stock of The Coca-Cola Company subject to options which are exercisable or will be exercisable on or before April 30, 1995.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company's executive officers and directors and certain persons who own more than 10% of Company Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and certain persons owning more than 10% of Company Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations, and except as reported in prior proxy statements, the Company believes that all filing requirements applicable to such persons have been complied with in 1994 and prior years, except for a Form 4 reporting the acquisition of shares in February 1994 by Bernice H. Winter, the Company's Vice President and Controller, which was not filed during the succeeding month as required. A filing was made in February 1995 reporting the omitted acquisition.

CERTAIN LEGAL PROCEEDINGS

     In Anheuser-Busch Companies, Inc. et al. v. The BOC Group, Inc. et al. (No. 92-1133-CIV-ORL-19, United States District Court, Middle District of Florida, Orlando Division), the Company is one of several plaintiffs in a civil antitrust lawsuit against suppliers of carbon dioxide. One of the defendants was Archer Daniels Midland Company ("ADM"), a corporation of which Howard G. Buffett, a director of the Company, is also a director and executive officer. During 1994, ADM settled with all plaintiffs and was dismissed as a defendant. The oversight responsibility for this lawsuit was assigned to the Audit Committee of the Board of Directors, of which Mr. Buffett is not a member.

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (determined as of the end of the last fiscal year) (hereafter referred to as the named executive officers) for the fiscal years ended December 31, 1992, 1993 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                                    ------------------------------  --------------------------------
                                                                                            AWARDS          PAYOUTS
                                                                                    ----------------------- -------
                                                                                    RESTRICTED  SECURITIES
                                                                      OTHER ANNUAL    STOCK     UNDERLYING    LTIP     ALL OTHER
                                                    SALARY    BONUS   COMPENSATION   AWARDS      OPTIONS/   PAYOUTS  COMPENSATION
        NAME AND PRINCIPAL POSITION          YEAR     ($)      ($)       ($)(1)      ($)(2)       SARS(#)     ($)       ($)(3)
- -------------------------------------------- ----   -------  -------  ------------  ---------   ----------- -------  -------------
Summerfield K. Johnston, Jr................. 1994   900,000  675,000     126,353    2,117,000(4)  147,000        0          44,356
  Vice Chairman and Chief Executive Officer  1993   800,000  502,400     134,855    1,010,000     123,300        0          38,217
                                             1992   750,000  345,000     336,896    2,956,250     324,400        0          11,250

Henry A. Schimberg.......................... 1994   800,000  600,000     148,346    3,248,500(5)  129,000        0       1,483,097
  President and Chief Operating Officer      1993   700,000  439,600     139,192    1,376,125     164,000        0         348,611
                                             1992   650,000  299,000     213,239    2,543,750     281,100        0      13,464,930

John R. Alm................................. 1994   370,000  238,650      40,840      456,250(6)   43,000        0          29,132
  Senior Vice President and Chief Financial  1993   340,000  180,880      59,532      202,000      32,000        0       1,037,755
  Officer                                    1992   300,000  108,000     183,631      618,750      84,400        0       1,561,122

G. David Van Houten, Jr..................... 1994   225,000  173,250          (7)     200,750(8)   20,000        0          13,058
  Vice President, Regional Operations        1993   205,000  162,153          (7)     122,000      17,000        0           9,320
                                             1992(9)

Summerfield K. Johnston III................. 1994   220,000  168,080     140,471      200,750(10)  20,000        0          11,069
  Vice President, Regional Operations        1993   205,000  108,035     138,213      122,000      17,000        0           8,610
                                             1992   190,000   68,400      62,895      252,350      45,200        0           6,487

- ---------------

  (1) "Other Annual Compensation" in 1994 includes: for Mr. Johnston, Jr., $85,243 for nonbusiness use of Company aircraft; for Mr. Schimberg, $26,400 as a housing allowance, $58,025 for nonbusiness use of Company aircraft; for Mr. Johnston III, $59,808 for nonbusiness use of Company aircraft.
  (2) Dividends are paid on all shares of restricted stock at the same rate paid on all shares of Company Stock. For restricted stock awarded in 1992, the following principal terms apply: (a) the stock is subject to forfeiture if the officer's employment with the Company terminates for any reason other than (i) death, (ii) disability or (iii) retirement at least six years after the date of grant (provided, however, that if the executive retires during the four-year period after the date of grant, all restricted stock is forfeited, if retirement is during the fifth year, two-thirds of the award is forfeited and one-third is vested, if during the sixth year, one-third is forfeited and two-thirds is vested); (b) the stock will vest earlier and all restrictions will be removed if the average price of Company Stock reaches specified levels: at $27.75 per share, one-half of the original grant will vest; at $34.6875 per share, an additional one-fourth of the original grant will vest; and at $41.625 per share, the balance will vest. For restricted stock awarded in 1993, the following principal terms apply: (a) the stock is subject to forfeiture if the officer's employment with the Company terminates for any reason other than
      (i) death, (ii) disability, (iii) retirement at age 65 with at least ten years of service or (iv) retirement at least six years after the date of the grant (provided, however, that if the executive retires during the four-year period after the date of grant, all restricted stock is forfeited, if retirement is during the fifth year, two-thirds of the award is forfeited and one-third is vested, if during the sixth year, one-third is forfeited and two-thirds is vested); (b) the stock will vest earlier and all restrictions will be removed if the average price of Company Stock reaches specified levels: at $25.00 per share, one-half of the original grant will vest; at $31.25 per share, an additional one-fourth of the original grant will vest, and at $37.50 per share, the balance will vest. For restricted stock awarded in 1994, vesting is dependent upon the average market value of Company Stock rising to certain levels within five years from the date of grant: one-half vests at $26.5313, an additional one-fourth at $30.9531 and the balance at $35.3750.
  (3) "All Other Compensation" in 1994 includes: for Mr. Johnston, Jr., $41,872 paid to a defined contribution pension plan and $2,484 paid for term life insurance; for Mr. Schimberg, $45,945 paid to a defined contribution pension plan, $2,484 paid for term life insurance and $434,668 in interest and dividends accrued to an account to which he is entitled upon termination of employment, and a $1 million distribution to him from that account (See "Executive Compensation -- Employment Contracts and Termination of Employment Arrangements"); for Mr. Alm, $16,526 paid to a defined contribution pension plan; $2,053 paid for term life insurance and $10,553 in interest and dividends accrued to an account to which he is entitled upon termination of employment (See "Executive
      Compensation -- Employment Contracts and Termination of Employment Arrangements"); for Mr. Van Houten, $11,615 paid to a defined contribution pension plan and $1,443 paid for term life insurance; and for Mr. Johnston III, $9,847 paid to a defined contribution pension plan and $1,222 paid for term life insurance.
  (4) At December 31, 1994, Mr. Johnston, Jr. held 411,000 restricted shares of Company Stock, having a market value at that date of $7,398,000.
  (5) At December 31, 1994, Mr. Schimberg held 472,000 restricted shares of Company Stock, having a market value at that date of $8,496,000.
  (6) At December 31, 1994, Mr. Alm held 86,000 restricted shares of Company Stock, having a market value at that date of $1,548,000.
  (7) Perquisites and other personal benefits, securities or property for Mr. Van Houten did not exceed the lesser of $50,000 or 10% of his salary and bonus, and there were no other items of "Other Annual Compensation."
  (8) At December 31, 1994, Mr. Van Houten held 19,000 restricted shares of Company Stock, having a market value at that date of $342,000.
  (9) Mr. Van Houten was not an executive officer in 1992.
 (10) At December 31, 1994, Mr. Johnston III held 39,600 restricted shares of Company Stock, having a market value at that date of $712,800.

STOCK OPTIONS GRANTED

     The following table contains information concerning the grant of stock options during 1994 under the Company's 1994 Stock Option Plan to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                       ----------------------------------------------------------------------------------
                           NUMBER OF          % OF TOTAL                                       GRANT DATE
                           SECURITIES       OPTIONS GRANTED   EXERCISE OR                       PRESENT
                           UNDERLYING       TO EMPLOYEES IN   BASE PRICE                         VALUE
         NAME          OPTIONS GRANTED(1)     FISCAL YEAR       ($/SH)       EXPIRATION DATE     ($)(2)
- ---------------------- ------------------   ---------------   -----------   -----------------  ----------
Mr. Johnston, Jr. ....       147,000               9.1%         17.6875     February 7, 2004     804,090
Mr. Schimberg.........       129,000               8.0%         17.6875     February 7, 2004     754,650
Mr. Alm...............        43,000               2.7%         17.6875     February 7, 2004     385,710
Mr. Van Houten........        20,000               1.2%         17.6875     February 7, 2004     179,400
Mr. Johnston III......        20,000               1.2%         17.6875     February 7, 2004     179,400

- ---------------

(1) Options granted in 1994 are performance-based options and become exercisable only upon the average market price of Company Stock having attained certain increases within five years from the date of grant: upon a 60% increase in the market price (i.e., reaching $28.30), one half of the options become exercisable; upon a 100% increase in the market price ($35.3750), all options become exercisable. Any options not becoming exercisable in five years are forfeited.
(2) The "grant date present value" is based upon the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize upon exercise of the option will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The principal assumptions incorporated into the valuation model by the Company include the following: expected volatility, risk-free rate of return, dividend yield, and anticipated option term. The expected volatility assumption was established based on five years of end-of-the-quarter closing stock prices and dividends paid immediately preceding the option grant date. The risk-free rate of return was based on the yield to maturity of U.S. Treasury strip securities with terms approximating the assumed option term. The dividend yield is derived by dividing total dividends paid on Company Stock during the immediately preceding fiscal year prior to the grant by the stock price on the grant date. The anticipated term was based on a term of ten years, or six months after normal retirement date, whichever comes first. No assumptions were made regarding nontransferability and risk of forfeiture. The assumptions chosen materially impact the resultant valuations.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table provides information with respect to the named executive officers concerning the exercise of options and/or stock appreciation rights ("SARs") during the last fiscal year and the number of unexercised options and SARs held as of the end of the fiscal year.

            AGGREGATED OPTION AND SAR EXERCISES IN LAST FISCAL YEAR,
                   AND FISCAL YEAR-END OPTION AND SAR VALUES

                                                                      NUMBER OF
                                                                     SECURITIES
                                                                     UNDERLYING
                                                                     UNEXERCISED
                                                                       OPTIONS                VALUE OF
                                                                     AND SARS AT      UNEXERCISED IN-THE-MONEY
                                                                       FISCAL             OPTIONS/SARS AT
                                        NUMBER                       YEAR-END(#)         FISCAL YEAR-END($)
                                       OF SHARES                  -----------------   ------------------------
                                      ACQUIRED ON      VALUE        EXERCISABLE/            EXERCISABLE/
                NAME                   EXERCISE     REALIZED($)     UNEXERCISABLE          UNEXERCISABLE
- ------------------------------------  -----------   -----------   -----------------   ------------------------
Mr. Johnston, Jr....................       0             0        149,233 / 445,467       569,349 / 1,184,639
Mr. Schimberg.......................       0             0        148,366 / 425,734       550,511 / 1,141,340
Mr. Alm.............................       0             0         38,799 / 120,601       148,047 /   309,541
Mr. Van Houten......................       0             0        109,416 /  31,334       261,061 /    40,252
Mr. Johnston III....................       0             0         20,732 /  61,468        79,145 /   164,555

LONG-TERM INCENTIVE PLANS

     The following table provides information concerning awards made during the last fiscal year to the named executive officers under the Company's long-term incentive plans. Payouts, if any, under the long-term incentive plans of the Company will be reported in the Summary Compensation Table for the year of payout. Under these plans, payouts are based upon the annual growth rate of the Company's cash operating profit (operating income plus depreciation and amortization) over a three-year period. Whether a payout is at the threshold, target or maximum amount depends upon the amount of the percentage increase in the Company's cash operating profit over the relevant three-year period. Any payouts earned under the plans would be made either (i) 50 percent in the first year following the end of the relevant three-year period and the balance two years after that, assuming continued employment of the executive officer, or
(ii) in full in the year following death, retirement or disability. Any executive officer whose employment is terminated for any reason besides death, retirement or disability has no right to any further payout. The plans provide that awards may be prorated when a participant leaves the Company for immediate employment at The Coca-Cola Company or certain of its affiliates.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                                ESTIMATED FUTURE PAYOUTS
                                                                                         UNDER
                                                          PERFORMANCE OR      NON-STOCK PRICE-BASED PLANS
                                                        OTHER PERIOD UNTIL    ----------------------------
                                                           MATURATION OR      THRESHOLD   TARGET   MAXIMUM
                        NAME                                  PAYOUT           ($)(1)     ($)(1)   ($)(1)
- -----------------------------------------------------  ---------------------  ---------   ------   -------
Mr. Johnston, Jr.....................................  3-year period ending    20% of     40% of   80% of
                                                       December 31, 1996       salary     salary    salary

Mr. Schimberg........................................  3-year period ending    20% of     40% of   80% of
                                                       December 31, 1996       salary     salary    salary

Mr. Alm..............................................  3-year period ending    15% of     30% of   60% of
                                                       December 31, 1996       salary     salary    salary

Mr. Van Houten.......................................  3-year period ending   12.5% of    25% of   50% of
                                                       December 31, 1996       salary     salary    salary

Mr. Johnston III.....................................  3-year period ending   12.5% of    25% of   50% of
                                                       December 31, 1996       salary     salary    salary

- ---------------

(1) "Salary" is the average annual salary, as reported in the Summary Compensation Table, over the three-year period.

PENSION PLANS

     The Company sponsors a non-contributory, qualified defined benefit plan which provides benefits for substantially all nonunion, full-time employees. Retirement income benefits are based upon a participant's highest average annual compensation during any three of the last 10 consecutive calendar years and the participant's years of credited service.

     The Company also maintains an unfunded, nonqualified defined benefit pension plan which provides benefits which are not provided by the qualified plan due to the limits set forth in the Internal Revenue Code. The combined benefit provided by the qualified and nonqualified plans is limited to 200% of the maximum annual benefit allowed under Section 415 of the Internal Revenue Code. The maximum benefit under these plans for 1994 was $237,600.

     The following table shows the estimated annual benefits payable at normal retirement age (65) under the defined benefit qualified and nonqualified plans.

                               PENSION PLAN TABLE

                                             YEARS OF SERVICE AT RETIREMENT
                        -------------------------------------------------------------------------
REMUNERATION               15           20           25           30           35           40
- ------------            --------     --------     --------     --------     --------     --------
 $  300,000  .........    51,750       69,000       86,250      103,500      120,750      138,000
    350,000  .........    60,375       80,500      100,625      120,750      140,875      161,000
    400,000  .........    69,000       92,000      115,000      138,000      161,000      184,000
    450,000  .........    77,625      103,500      129,375      155,250      181,125      207,000
    500,000  .........    86,250      115,000      143,750      172,500      201,250      230,000
    550,000  .........    94,875      126,500      158,125      189,750      221,375      237,600
    600,000  .........   103,500      138,000      172,500      207,000      237,600      237,600
    650,000  .........   112,125      149,500      186,875      224,250      237,600      237,600
    700,000  .........   120,750      161,000      201,250      237,600      237,600      237,600
    750,000  .........   129,375      172,500      215,625      237,600      237,600      237,600
    800,000  .........   138,000      184,000      230,000      237,600      237,600      237,600
    900,000  .........   155,250      207,000      237,600      237,600      237,600      237,600
  1,000,000  .........   172,500      230,000      237,600      237,600      237,600      237,600
  1,250,000  .........   215,625      237,600      237,600      237,600      237,600      237,600
  1,500,000  .........   237,600      237,600      237,600      237,600      237,600      237,600
  1,750,000  .........   237,600      237,600      237,600      237,600      237,600      237,600

     Benefits shown in the table above are computed as straight-life annuity amounts upon retirement at age 65 and are not subject to reduction for Social Security or other amounts.

     Covered compensation includes salary and bonuses, in each case computed as of the year actually paid rather than as of the year in which it was earned. In comparison to the Summary Compensation Table, covered compensation excludes Other Annual Compensation, Restricted Stock Awards and All Other Compensation.

     Covered compensation for 1994 as well as years of credited service at the end of the fiscal year for the executive officers is summarized below:

                            OFFICER                    COMPENSATION     CREDITED SERVICE
          -------------------------------------------  ------------     ----------------
          Mr. Johnston, Jr. .........................   $1,575,000          40 Years
          Mr. Schimberg..............................    1,400,000          13 Years
          Mr. Alm....................................      608,650          17 Years
          Mr. Van Houten.............................      398,250          23 Years
          Mr. Johnston III...........................      388,080          17 Years

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     Mr. Schimberg has a Restated Compensation Agreement with Johnston Coca-Cola, dated December 16, 1991, as amended, which originally provided that he would be entitled to a payment of $13 million (plus accrued interest and dividends) upon the termination of his employment, with or without cause, from Johnston Coca-Cola, a subsidiary of Johnston Coca-Cola, or the Company. In 1993, the agreement was amended to place the amount payable to Mr. Schimberg into two accounts: $8 million plus accrued interest into a cash account, to earn interest at the rate paid by Trust Company Bank on six-month certificates of deposit of a like amount, reset every six months; and $5 million into a stock account to be invested in Company Stock, with any dividends paid on Company Stock reinvested in the cash account. Upon the termination of Mr. Schimberg's employment, the stock and amounts held in cash will be paid to Mr. Schimberg. Mr. Schimberg may elect installment payments over a period not to exceed ten years, but if he makes no such election, the Company may pay in installments over a period of not more than five years. Payments will commence within 60 days after the termination of Mr. Schimberg's employment; interest on installment payments of cash would accrue at the rate of interest equal to the yield to maturity on ten-year United States Treasury bonds having an issue date nearest the date on which amounts become payable, unless another interest rate is agreed upon by Johnston Coca-Cola and Mr. Schimberg. Mr. Schimberg has the right to request payment of all or any part of the value of his account prior to his termination of employment, but any such payments are at the sole discretion of the Board of Directors of Johnston Coca-Cola. In 1994, a $1 million payment to Mr. Schimberg from the cash account was approved.

     Mr. Alm has a Deferred Compensation Agreement with Johnston Coca-Cola, dated December 16, 1991, which became effective upon the Company's acquisition of Johnston Coca-Cola. The agreement originally provided for $2.5 million, together with interest, to be paid to Mr. Alm upon the termination of his employment with the Company. In 1993, Mr. Alm elected to have the entire balance of the account invested in Company Stock, to be held until his termination of employment. Dividends on Company Stock are held as cash in the account and accrue interest at the rate paid by Trust Company Bank on six-month certificates of deposit of a like amount, with interest being reset every six months. Mr. Alm is entitled to the value of his account only upon the termination of his employment with the Company. Mr. Alm may elect an installment period not to exceed ten years, but if no such election is made, the Company may pay installments over a period not to exceed five years. Payments will commence within 60 days after Mr. Alm's termination of employment.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for establishing and reviewing the salaries, compensation plans and other remuneration of the officers of the Company. The programs adopted by the Committee link compensation to the Company's financial performance and growth in share-owner value.

     Compensation Philosophy. There are three primary elements of the Company's compensation program applicable to all of the executive officers, each of which is determined by the factors summarized in this report:

     - Base salary compensation

     - Annual cash incentive compensation

     - Long-term incentive compensation

     The Committee adopted programs in 1994 which continued the compensation policies and plans established in 1992, with significant additional performance goals for management tied to increases in the value of Company Stock.

     The Committee's guidelines call for total individual compensation packages (salary, bonus and incentives) to fall at approximately the 75th percentile for comparable positions at comparable companies, with higher ranges achieved only in the event of the Company's outstanding performance. The overall compensation packages in 1994 for the executive officers fell within the framework of these guidelines. The incentive program is designed to provide high risk and high reward potential, evidenced by the use of performance vested restricted stock, performance vested stock options and premium priced stock options. In addition, challenging cash operating profit goals have been set for the long-term incentive plan. In making a comparison of the degree of difficulty to Fortune 125 Industrial companies, the Company's 1994 incentive program ranks among the highest in degree of difficulty as determined by the Company's independent compensation consultants.

     Base Salary Compensation. The Committee's goal in setting base salary compensation has been to be at approximately the 50th percentile base salary level of consumer products companies of comparable size, using data from its independent compensation consultants. These companies are selected to be representative of the consumer products industry generally and are therefore broader than the peer group of publicly traded soft drink companies used for comparison of five-year cumulative return in this proxy statement. Further, the companies are selected without regard to financial performance. When adjusting base salary for individual executive officers in 1994, the Committee considered changed duties and responsibilities and significant individual performance during the preceding year. While such judgments must at some point be subjective, the Committee was assisted by the recommendations of the Company's senior human resources executives and its Chief Executive Officer (who did not participate in discussions relating to his compensation) and the independent compensation consultants.

     Annual Incentive Compensation. For fiscal 1994, the Committee approved an annual incentive plan for the officers and executive managers of the Company, which continued, in all material respects, the plans begun in 1992. The 1994 plan established target award levels based solely upon financial results in attaining budgeted cash operating profit increases over the prior year, consistent with management's belief that cash operating profit growth is the primary measure of the Company's financial performance. Under the plan, 100% of the targeted award would be earned in the event the Company achieved its budgeted cash operating profit, with reduced awards payable if budgeted cash operating profit was not attained and increased awards payable if budgeted cash operating profit was exceeded.

     A significant portion of the cash compensation payable to the Company's executive officers is tied to the annual incentive plan. Assuming performance targets are achieved, potential awards range from 7% to 115% of salary, the percentage for each recipient commensurate with his or her level of responsibility and thus ability to contribute to growth in cash operating profit. Cash awards under the annual incentive plan for 1994 were paid to the Company's executive officers with corporate wide responsibilities based upon attaining 101% of the Company's budgeted cash operating profit and ranged from 52% to 75% of salary, depending on the individual's position with the Company. Cash awards under the 1994 annual incentive plan paid to the Company's executive officers with region responsibilities ranged from 77% to 82% of salary, based upon their respective regions attaining between 104% and 106% of their respective region's budgeted cash operating profit.

     Long-Term Incentive Compensation. Both the Company's management and the Compensation Committee believe that significant stock ownership in the Company links the economic interests of share owners and management and therefore is a major incentive for management. The Company's long-term incentive plans and programs are designed to provide the recipient with a proprietary interest in the growth and performance of the Company and the value of its shares.

     In addition, the Company has established stock ownership guidelines for its management group, including all executive officers. Under these guidelines each individual executive is expected to own Company Stock with value equal to a multiple of the executive's base salary. Ownership levels are based on the executive's position in the Company, and multiples range from two to seven times base salary. While compliance with the ownership guidelines is voluntary, failure to meet the guidelines within a specified period disqualifies the executive from participation in any future grants of stock options or restricted stock by the Company until guidelines are met.

     The Company's long-term incentive compensation consists of a three-year cash incentive plan, a stock option plan and a restricted stock award plan.

     Three-year Cash Incentive Plan. The Committee approved a three-year cash incentive plan for the years 1994 through 1996, based entirely upon prospective cash operating profit increases, and providing potential cash compensation to the senior officers and certain executive managers based solely upon compounded annual cash operating profit growth for such three-year period. Assuming at least the minimum required increases are achieved, potential awards under the plan range from 10% to 80% of salary, the percentage for each participant commensurate with his or her level of responsibility and thus ability to contribute to growth in cash operating profit. No award will be payable under the 1994-1996 plan until 1997.

     Stock Option Plan and Restricted Stock Plan. In furtherance of the Committee's belief that significant ownership by executive management of Company Stock is essential for long-term growth in share-owner value, the Company has in place a stock option plan and a restricted stock award plan. No individual executive can be awarded more than 300,000 option shares under the 1994 Stock Option Plan nor more than 181,250 shares under the 1992 Restricted Stock Award Plan as amended.

     A total of 1,606,900 option shares were awarded during fiscal 1994 under the 1994 Stock Option Plan. Of this total, 506,000 option shares were awarded to all executive officers with 147,000 of the executive officer option shares awarded to the Vice Chairman and Chief Executive Officer. Options were awarded under three sets of conditions, each tied to the average market price of Company Stock on date of grant ($17.6875), as follows:

          (1) For Senior Executive Band positions (including all executive officers), options become exercisable only in the event the market value of Company Stock increases to specified levels within five years from the date of grant. Fifty percent of the options become exercisable with a 60% increase in stock price, and all become exercisable if the stock price doubles. If the performance targets are not met within five years of grant, nonvested options are forfeited. The exercise price is equal to the fair market price on the date of grant.

          (2) For Executive Band positions, options were awarded at a premium exercise price of 120% of market price of Company Stock on date of grant. Options vest over a three-year period regardless of the market price of Company Stock.

          (3) For other management positions, options were awarded at an exercise price equal to the market price of Company Stock on date of grant. Options vest over a three-year period regardless of the market price of Company Stock.

     Since stock options awarded in 1994 to members of the Senior Executive Band are tied to the future performance of Company Stock, they provide value to the recipient only in the event Company Stock increases significantly above the option exercise price. The number of individual option grants approved by the Committee was determined by a common formula based upon a percentage of base salary in relation to the current market value of Company Stock, the amount of which percentage varies with each individual's level of responsibility, with the highest percentages being assigned to the Chief Executive Officer and the Chief Operating Officer. No consideration was given to the number of shares already owned by a recipient.

     The Compensation Committee believes that the 1992 Restricted Stock Award Plan, as amended, in building stock ownership among the Company's officers and management executives, enhances the potential for profitability and share-owner value. Shares are earned under the plan based upon a schedule which is indexed to increases in the market price of Company Stock, such that 50% of the award vests if the market price of Company Stock increases 50% over the market price on the grant date, 75% vests with a 75% increase over the market price on the grant date, and 100% vests when the stock price doubles over the market price on the grant date. In order for any shares to vest, the stock performance targets must be met within five years of the grant date. The average market price of Company Stock on the date of grant was $17.6875 per share. Shares do not vest by virtue of retirement, death or disability. A total of 685,000 shares were awarded under the 1992 Restricted Stock Award Plan (as amended and restated effective as of February 7, 1994) in fiscal 1994. Of this total, 423,000 shares were awarded to all executive officers; with 116,000 of those shares awarded to the Vice Chairman and Chief Executive Officer. The number of individual awards made to the officers and executive managers was determined by a formula based upon a percentage of base salary in relation to the current market value of Company Stock; the percentage varies with each individual's level of responsibility, with the highest percentages being assigned to the Chief Executive Officer and the Chief Operating Officer.

     The guidelines established by the Committee for the 1994 grants of option shares and restricted stock awards for officer and executive managers were considered on the basis of advice from the Company's independent compensation consulting firm. The Company's consultant stated to the Committee that it relied upon its review of similar plans and incentive compensation practices at comparable companies and used data from its own compensation surveys to make its recommendation.

     Compensation of Chief Executive Officer. The Committee established fiscal 1994 compensation for the Company's Chief Executive Officer on the basis of the following principles and guidelines:

     - The Chief Executive Officer's base salary and incentive compensation should reflect his performance in that capacity, measured primarily by the extent to which the Company attained its specified cash operating profit growth target. For fiscal 1993, the Company's cash operating profit increased 8%, the goal established by the budget approved by the Company's Board of Directors. This circumstance was the most significant factor to the Committee in deciding the amount of increase to the Chief Executive Officer's salary.

     - The Chief Executive Officer's base salary compensation should also be reviewed in the context of amounts paid to chief executives with comparable levels of experience and qualifications at other consumer products companies engaged in the same or similar businesses, considering also the historic salary levels paid by the Company to its Chief Executive Officer. The Committee concluded, based on data furnished by its independent consultants, that the Chief Executive Officer's 1994 base salary satisfied the test referred to above in all respects.

     - A significant portion of the Chief Executive Officer's cash compensation should be directly tied to the Company's financial performance. Under the Company's 1994 annual incentive compensation plan the Chief Executive Officer could earn an award of as much as 115% of salary depending upon the amount of the Company's 1994 cash operating profit in relation to the increase set forth in the Company's budget approved by the Board of Directors. The actual award based on 1994 cash operating profit increase was 75% of salary which related to the Company's achievement of 101% of budgeted cash operating profit.

     - In line with the Committee's belief that long-term incentive compensation should be structured so that cash incentives are payable only in the event the Company achieves specified cash operating profit growth targets, and that significant ownership by management is essential for long-term growth in share-owner value, stock options and restricted stock awards should promote share-owner value by providing the potential for additional stock ownership to the Chief Executive Officer. Accordingly, the Committee determined to structure long-term incentive compensation to the Chief Executive Officer in line with the principles followed in setting long-term incentive compensation for the other executive officers (see the preceding discussion). Therefore, the Chief Executive Officer's long-term incentive compensation was set without adjustment to reflect his ownership of Company Stock he obtained in 1991 in exchange for his interest in Johnston Coca-Cola.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits a corporation's ability to take a deduction for federal tax purposes for certain compensation paid to its executives. There is an exception to this limitation for "performance-based" compensation, which requires share-owner approval. Consequently, the Company's Board of Directors has recommended that the following compensation plans applicable to executive officers be submitted to the Company's share owners for approval under the provisions of Section 162(m).

     - 1995 Restricted Stock Award Plan

     - 1995 Stock Option Plan

     - Executive Management Incentive Plan (effective January 1, 1995)

     - Long-Term Incentive Plan (effective January 1, 1995)

     If these plans are approved by the Company's share owners, the Company believes that all compensation paid or payable under the terms of the above plans to its executive officers covered under Section 162(m) of the Internal Revenue Code will qualify for deductibility under that section. Conversely, no compensation will be paid pursuant to these plans until the approval of the share owners is obtained.

                                          T. Marshall Hahn, Jr., Chairman
                                          Claus M. Halle
                                          Scott L. Probasco, Jr.
                                          Francis A. Tarkenton

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     Set forth below is a line graph presentation showing a five-year comparison of the cumulative total return on Company Stock to both the S&P Composite 500 Index and an index of peer group companies selected by the Company. The peer group consists of three publicly traded soft drink bottlers: Coca-Cola Beverages Ltd., Coca-Cola Bottling Co. Consolidated and Whitman Corporation. The graph assumes $100 invested on December 29, 1989, in Company Stock and in each index, with the subsequent reinvestment of dividends on a quarterly basis. (Each date shown is a fiscal year-end of the Company.)

                                   [GRAPH]

      Measurement Period
    (Fiscal Year Covered)             CCE         peer group        S&P 500
12/29/89                                   100             100             100
12/28/90                                 97.19           68.19           96.89
12/31/91                                 96.70          100.17          126.28
12/31/92                                 77.34          101.40          135.88
12/31/93                                 96.59          126.18          149.52
12/31/94                                114.32          124.37          151.55

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

STOCK OWNERSHIP BY AND DIRECTOR RELATIONSHIPS WITH THE COCA-COLA COMPANY

     The Company was formed initially as a wholly-owned subsidiary of The Coca-Cola Company, and The Coca-Cola Company remains the largest share owner of the Company, owning as of February 17, 1995, directly and indirectly through its subsidiaries, 56,318,906 shares of Company Stock, representing approximately 44% of the outstanding Company Stock. In addition, two directors of the Company are executive officers of The Coca-Cola Company, and two other directors of the Company are former executive officers of The Coca-Cola Company.

AGREEMENTS AND TRANSACTIONS WITH THE COCA-COLA COMPANY

     The Company and The Coca-Cola Company have entered into significant transactions and agreements with one another, incident to their respective businesses, and the Company and The Coca-Cola Company are expected to enter into material transactions and agreements from time to time in the future.

     Material agreements and transactions between the Company and The Coca-Cola Company during 1994 are described below.

     Bottle Contracts and Purchases of Finished Product. For operations within the United States and the Caribbean, the Company and its subsidiaries (referred to collectively as the "Company") purchase syrups and concentrates from The Coca-Cola Company and manufacture, package, distribute and sell liquid nonalcoholic refreshment products under bottle contracts with The Coca-Cola Company. These contracts give the Company the exclusive right to produce and market beverage products of The Coca-Cola Company in bottles and cans in specified territories. The bottle contracts also provide The Coca-Cola Company with the ability to set prices of the syrups and concentrates for the beverages of The Coca-Cola Company, as well as the terms of payment and other terms and conditions under which the Company purchases such syrups and concentrates. The Company has other agreements with The Coca-Cola Company under which it purchases finished product for sale within its territories. Under the international bottle contract applicable to the Company's Dutch subsidiary, Coca-Cola Beverages Nederland B.V. ("CCB Nederland"), CCB Nederland purchases concentrate and syrup from The Coca-Cola Company and manufactures, packages, distributes and sells its principal liquid nonalcoholic refreshment products in bottles in its territory. CCB Nederland has a nonexclusive right within its territory to distribute products of The Coca-Cola Company in cans; however, these products must be purchased in finished packages from The Coca-Cola Company and may not be produced by CCB Nederland. During the Company's fiscal year ended December 31, 1994, the Company purchased from The Coca-Cola Company approximately $1.4 billion of syrups, concentrates, finished product and, in the Netherlands canned product, under the bottle contracts and other agreements relating to one-year appointments of the Company to sell fountain syrup. Payments in 1995 will be affected by a 2.7% increase in the price of concentrate purchased by the Company under the bottle contracts.

     Purchase of Finished Product from Joint Venture. During 1994, the Company purchased finished product from Coca-Cola Nestle Refreshments Company, USA, a joint venture between The Coca-Cola Company and Nestle S.A. During 1994 total payments to The Coca-Cola Company, on behalf of the joint venture, were approximately $37 million.

     Administrative Services Agreements. The Coca-Cola Company provides the Company with services relating to some of the administrative, telecommunications, personnel and transportation activities of the Company. In general, the Company pays The Coca-Cola Company for each service rendered at a rate believed by management of the Company to approximate an arms-length rate for such services. The amount paid by the Company in 1994 to The Coca-Cola Company for services supplied to the Company for data processing, telephone service, administrative, shipping and miscellaneous supplies was approximately $518,000.

     Lease of Office Space. The Company's principal executive offices occupy approximately 28,000 square feet of office space leased from The Coca-Cola Company. In 1994 the Company incurred approximately $1 million in rental and related charges; however, that included an additional 76,000 square feet of office space relinquished during the year when the Company relocated a number of offices to another office complex in the Atlanta metropolitan area. The Company's lease of the remaining property has a term ending in 1997.

     Tolling Agreements. Most Company locations produce syrup from concentrate and sweeteners purchased from The Coca-Cola Company. However, a Company location in San Leandro, California purchases concentrate from The Coca-Cola Company under a "tolling" agreement and pays a fee to The Coca-Cola Company to combine the concentrate and sweetener to produce syrup. The tolling fee is based on The Coca-Cola Company's cost per gallon of syrup produced and delivered and may be adjusted every three months during the term of the agreement to reflect increases or decreases in production and/or delivery costs. The amount of tolling fees due to The Coca-Cola Company under this tolling agreement for 1994 totaled approximately $1.2 million.

     Management Services. The Company manages the production operations at various production facilities on behalf of The Coca-Cola Company. During 1994, The Coca-Cola Company paid the Company $9.6 million for management fees, manufacturing expenses, rent and other miscellaneous expenses associated with the management of a syrup plant in Eagan, Minnesota and a noncarbonated hot-fill facility in Harrisburg, Pennsylvania.

     Engineering Services. Enterprises Consulting, Inc. ("ECI"), a wholly-owned subsidiary of the Company, provided construction design consulting and other engineering services to The Coca-Cola Company. In 1994, The Coca-Cola Company paid ECI $2.4 million for these services.

     Fountain Production Equipment. During 1994, the Company purchased fountain production equipment from The Coca-Cola Company for $4.3 million. In addition, the Company sold fountain production equipment to The Coca-Cola Company for $1.5 million.

     Training. The Company provides instruction and training on bottler operations to various management level employees of the Company and The Coca-Cola Company. During 1994, The Coca-Cola Company paid the Company $184,000 for these services.

     Point-of-Sale Expenses. The Company purchases point-of-sale and other advertising items from The Coca-Cola Company. In 1994, the Company paid The Coca-Cola Company approximately $7.8 million for such items and will continue to purchase such materials in 1995.

     Sweetener Requirements Agreement. The Company and The Coca-Cola Company were parties in 1994 to an arms-length agreement for the purchase by the Company from The Coca-Cola Company of substantially all of the Company's 1994 requirements for sweetener. The amount paid by the Company to The Coca-Cola Company under this agreement during 1994 totaled approximately $254 million. The Company and The Coca-Cola Company have made a similar arrangement that provides for fixed pricing for sweetener in 1995.

     Transshipping. Under the terms of its bottle contracts with The Coca-Cola Company, the Company is prohibited from directly or indirectly selling any of the beverage products of The Coca-Cola Company outside its exclusive territories. Under such contracts, The Coca-Cola Company has the right to assess transshipment damages on behalf of bottlers in other territories for beverage products of The Coca-Cola Company produced by the Company and found in another bottler's territory, regardless of fault. The amount due to The Coca-Cola Company in 1994 for transshipment assessments was approximately $1.9 million. The Coca-Cola Company generally retains a portion of the assessments to offset its administrative and investigation costs and remits the remainder to the bottlers into whose territories the beverages were transshipped.

     Agency Billing and Delivery Arrangements. The Company has entered into agreements with The Coca-Cola Company pursuant to which it sells fountain syrup back to The Coca-Cola Company at prices which generally equate to the prices charged by The Coca-Cola Company to the Company. The Company then delivers such syrup to certain of the major fountain accounts of The Coca-Cola Company, and sometimes, on behalf of The Coca-Cola Company, invoices and collects the receivables with respect to such sales. In 1994, the amounts paid by The Coca-Cola Company to the Company under these agency arrangements for delivery, billing and collection totaled approximately $13.5 million.

     Sales of Syrups and Bottle and Can Products. In addition to the fountain syrup sales described above, the Company also sells bottle and can beverage products to The Coca-Cola Company at prices which generally equate to the prices charged by the Company to its major customers. In 1994, the amounts paid by The Coca-Cola Company to the Company for fountain syrups and bottle and can beverage products totaled approximately $222 million. Additionally, the Company and Coca-Cola Bottling Co. Consolidated, another bottler in which The Coca-Cola Company owns an equity interest, bought from and sold to each other finished soft drink product. These transactions occurred in instances where the proximity of one party's production facilities to the other party's markets, as well as other economic considerations, made it more efficient for one bottler to buy finished product than produce it. In 1994, the Company's sales to that bottler totaled approximately $11.3 million and purchases were approximately $28.8 million. The Company expects that additional sales and purchases will occur in 1995.

     Marketing Support Arrangements. Under the Company's bottle contracts with The Coca-Cola Company, The Coca-Cola Company may, but is not obligated to, provide advertising, cooperative marketing or media funding to the Company. The Coca-Cola Company also provides additional funds for the Company's fountain product marketing programs. The Coca-Cola Company provided such support for the Company's 1994 marketing activities and has informed the Company that it intends to provide such funds for the Company's 1995 marketing activities. The Company believes that the aggregate of base marketing funds (excluding special or one-time marketing programs) for 1995 will be at a level comparable to the base marketing funds provided in 1994. Annually, after its review of the Company's marketing and advertising plans for the following year, The Coca-Cola Company formulates a marketing support budget for the Company. During the course of the year, that marketing support level may change due to the competitive environment or other factors. To qualify for all of the formulated marketing support, the Company must commit to local media spending and marketing programs and is expected by The Coca-Cola Company to satisfy certain sales objectives. For 1994, total direct marketing support provided to the Company by The Coca-Cola Company was approximately $319 million, for which the Company was required to pay approximately $71 million for local media and program expense. In the opinion of management of the Company, the amount and terms of such marketing support provided to the Company by The Coca-Cola Company are generally as favorable as provided by The Coca-Cola Company to other Coca-Cola bottlers who have entered into bottle contracts similar to those of the Company bottlers. The Coca-Cola Company provided approximately $34 million to the Company in 1994 under a multi-year incentive program to develop facilities and systems which will support accelerated placement of additional cold drink vending equipment.

     Financing Arrangements. Coca-Cola Financial Corporation ("CCFC") is a wholly-owned subsidiary of The Coca-Cola Company. The business of CCFC includes loans of funds on a secured basis and leases of equipment to Coca-Cola bottlers, their customers and other customers of The Coca-Cola Company. Interest rates charged in connection with such transactions are at competitive levels, but for some transactions, interest rates may be, to an extent, subsidized by The Coca-Cola Company. During the Company's 1994 fiscal year, CCFC did not advance funds or enter into any new equipment leases with the Company or any of its bottlers. In 1994, the Company paid CCFC approximately $723,000 under existing equipment leases.

     Purchase of Coca-Cola Bottlers. On January 4, 1994, the Company purchased approximately 4% of the outstanding shares of The Coca-Cola Bottling Company of New York, Inc. ("KONY") from The Coca-Cola Company for approximately $6 million. These shares represent approximately a 9% voting interest. The Company has the right of first refusal, exercisable within five years after the initial purchase of KONY shares, to purchase The Coca-Cola Company's other KONY shares, which would give the Company control of KONY. In connection with the purchase, the Company's Vice Chairman and Chief Executive Officer, Summerfield K. Johnston, Jr., was elected to the KONY Board of Directors.

RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Johnston Technologies Inc ("JTI"), an indirect wholly-owned subsidiary of the Company, owns approximately 31% of the issued and outstanding shares of GiroVend Holdings, Ltd. ("GiroVend"). GiroVend owns all of the stock of Debitek, Inc. ("Debitek"), a Delaware corporation which had been owned 20% by JTI prior to its acquisition by GiroVend in an exchange of GiroVend stock for Debitek stock. Other Debitek shareholders received GiroVend shares for their Debitek shares so that, at December 31, 1994, Summerfield K. Johnston, Jr., Vice Chairman and Chief Executive Officer and Scott L. Probasco, Jr., a director of the Company, each owned approximately 1.4% of the outstanding stock of GiroVend, and Mr. Johnston, Jr. is one of several guarantors of a portion of

Debitek's $675,000 indebtedness to a bank. Five officers of the Company, Henry
A. Schimberg, John R. Alm, Summerfield K. Johnston III, Philip H. Sanford and Lowry F. Kline, owned in the aggregate approximately .5% of GiroVend's outstanding stock. Mr. Sanford is also a member of GiroVend's board of directors. At December 31, 1994, GiroVend owed the Company approximately $1.5 million under a revolving line of credit between the Company and GiroVend for the benefit of Debitek. Approximately $1.5 million of this indebtedness to the Company was incurred in 1994. The line of credit is unsecured, carries a floating rate of interest equal to the three-month LIBOR rate plus 1.5%, reset quarterly, and matures on demand. The Company has not made a demand for the repayment of principal under the line of credit, but an interest payment in the amount of approximately $54,000 was received in January 1995. The Company has indicated that it will extend the maturity of the line of credit.

     During 1994, the Company sold to the CCBC NW Georgia in Fort Oglethorpe, Georgia, substantially all of that company's requirements for liquid nonalcoholic refreshments. Mr. Johnston, Jr. was the Chairman of the Board, Treasurer and a 50%-share owner of the CCBC NW Georgia during 1994. All such products were produced, shipped and sold at prices equal to the Company's fully absorbed cost, which is usually less than prices that the Company charges to other agency customers, plus reimbursement of product handling charges. These sales totaled approximately $6 million in 1994. During 1994, the Company provided loading, administrative and miscellaneous services to the CCBC NW Georgia, which paid the Company approximately $208,000 for such services.

     During 1994, the Company loaned a total of $890,696 to Bernice H. Winter, in connection with her accepting employment as the Company's Vice President and Controller. The purpose of the loans was to enable Ms. Winter to exercise certain incentive stock options she had been granted by her previous employer and to assist her in paying her federal income tax liability arising from the exercise of those options. The loans are repayable commencing December 1995 through January 2003 and are secured by Ms. Winter's pledge of stock. Interest does not accrue unless there is a default in payment or unless Ms. Winter's employment terminates for any reason other than disability.

     The Company paid approximately $150,000 of rental and associated charges in 1994 to Mr. Johnston, Jr. and Mr. Johnston III for the Company's use of certain facilities owned by them.

     During 1994, the Company and its subsidiaries, paid approximately $1.7 million to ADM for carbon dioxide. Howard G. Buffett, a director of the Company, is also a director and executive officer of ADM.

     In 1992, the Company made a relocation loan of $200,000 to Gary P. Schroeder, Vice President, Regional Operations. The loan does not accrue interest and is secured by a second mortgage on Mr. Schroeder's residence. No repayment is required until Mr. Schroeder sells the residence or leaves the Company, for any reason. Upon the sale of the residence, the Company will share in any appreciation in the value of the property, in the same proportion as its loan bore to the original purchase price.

     Lowry F. Kline, General Counsel of the Company, is a partner in the law firm of Miller & Martin, counsel to the Company, which received approximately $3 million in legal fees from the Company during 1994.

                APPROVAL OF THE 1995 RESTRICTED STOCK AWARD PLAN
                                (PROPOSAL NO. 2)

     The Board of Directors of the Company has adopted a 1995 Restricted Stock Award Plan (the "Restricted Stock Plan") and directed that the Restricted Stock Plan be submitted to the share owners for their approval at the Annual Meeting. The Restricted Stock Plan would become effective upon the approval by the holders of a majority of the shares of Company Stock represented and entitled to vote at the Annual Meeting. The purpose of the Restricted Stock Plan is to stimulate officers' and key employees' efforts to enhance the Company's financial performance and strengthen their loyalty to the Company. The following summary description of the Restricted Stock Plan is qualified in its entirety by reference to the full text of the Restricted Stock Plan attached hereto as Exhibit A.

     The Company intends that awards under the Restricted Stock Plan be "performance-based" compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     The Company has reserved a total of 2,040,000 shares of Company Stock for issuance in connection with awards granted under the Restricted Stock Plan on or after January 3, 1995. Such shares may be awarded from either authorized and unissued shares or treasury shares. The maximum number of shares that may be awarded under the Restricted Stock Plan to any individual on or after January 3, 1995 is 510,000, or 25% of the aggregate number of shares reserved for issuance under the Restricted Stock Plan.

     The Restricted Stock Plan is to be administered by a committee of the Board of Directors (the "Restricted Stock Committee"), which will be comprised of no fewer than two members who must be "disinterested persons" within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (including the transition rules of Proposed Treasury Regulations Section 1.162-27). The Restricted Stock Committee will determine, among other things, the officers (including nonemployee officers) and key employees to whom awards are to be granted and the number of shares that may be awarded to each such officer and key employee, as well as interpret the provisions of the Restricted Stock Plan. Initially, and until a separate committee is appointed, the Restricted Stock Committee will be the Compensation Committee of the Board of Directors.

     Subject to meeting the conditions described in the next paragraph, shares of Company Stock awarded under the Restricted Stock Plan may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of while the recipient is an officer or employee of the Company, The Coca-Cola Company, or a 25%-or-more-owned subsidiary of the Company or The Coca-Cola Company (The Coca-Cola Company and such subsidiaries referred to collectively as "Certain Affiliates") unless specifically authorized by the Restricted Stock Committee. Approximately 120 officers (including nonemployee officers) and employees of the Company and its subsidiaries are currently eligible to participate in the Restricted Stock Plan. Although only officers and employees of the Company and its subsidiaries are eligible to receive grants under the Restricted Stock Plan, the Company allows the vesting periods to continue without interruption when the grantees leave the employment of the Company to become employees of Certain Affiliates.

     The Restricted Stock Plan allows restrictions to be removed during employment only upon stated increases in the average fair market value of Company Stock. Restrictions on Company Stock awarded under the Restricted Stock Plan will be removed solely on account of achieving requisite increases in the fair market value of Company Stock within five years from the date of grant. For awards made under the Restricted Stock Plan in 1995, vesting is based upon attainment of increases of 15%, 32%, 52%, 75% or 100% in the fair market value of Company Stock over the fair market value at grant date, $17.8750.

     "Fair market value" is defined as the average of the high and low market prices for a share of Company Stock, as reported on the New York Stock Exchange Composite Transactions listing or as otherwise determined by the Restricted Stock Committee. The "average fair market value" is the average of the daily fair market values of Company Stock over twenty consecutive trading days.

     The Company Stock under an award will be forfeited upon termination of the employment of a recipient by the Company or any of the Certain Affiliates for any reason (including, but not limited to, termination by the Company with or without cause) other than retirement, death or disability.

     Upon the retirement, death or disability of a participant, the Restricted Stock Plan provides for an additional period during which the requisite increases in the price of Company Stock can be achieved in order for restrictions to be removed from the Company Stock, or some portion of the Company Stock. The additional period would be for a maximum of three years from the date of retirement, death or disability, not to exceed five years from the date of the grant.

     During the period Company Stock is subject to forfeiture, the participant is entitled to receive dividends and other distributions on the stock and is entitled to vote such Company Stock on all matters submitted to share owners.

     The Restricted Stock Plan will terminate when all of the Company Stock authorized for award thereunder has been issued and is no longer subject to forfeiture, unless terminated earlier by the Board of Directors or the Restricted Stock Committee.

     The Board of Directors or the Restricted Stock Committee may amend, suspend or terminate the Restricted Stock Plan at any time without the approval of share owners, except for amendments for which share-owner approval would be required to retain the benefits of Rule 16b-3 under the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986, as amended. Nevertheless, no such amendment, suspension or termination will affect previously granted awards without the participants' consent unless the Restricted Stock Committee determines that the change is in the best interests of all participants who have received awards.

     The Restricted Stock Committee, subject to the approval of the Restricted Stock Plan by the share owners, has awarded shares of Company Stock under the Restricted Stock Plan as outlined in the table entitled "New Plan Benefits" in this proxy statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE 1995 RESTRICTED STOCK AWARD PLAN.

                     APPROVAL OF THE 1995 STOCK OPTION PLAN
                                (PROPOSAL NO. 3)

     The Board of Directors of the Company has adopted the Company's 1995 Stock Option Plan (the "Option Plan") and directed that the Option Plan be submitted to the share owners for their approval at the Annual Meeting. The Option Plan will become effective upon the approval by the holders of a majority of the shares of Company Stock represented and entitled to vote at the Annual Meeting. The purpose of the Option Plan is to advance the interest of the Company and its subsidiaries by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees through grants of stock options ("Options"). The following summary description of the Option Plan is qualified in its entirety by reference to the full text of the Option Plan attached hereto as Exhibit B.

     The total number of shares of Company Stock that may be issued under the Option Plan pursuant to Options granted may not exceed 2,893,100 shares. Options may be granted to executive officers, other persons within the senior executive band and executive band, branch managers, sales center managers, and other officers and management employees (including nonemployee officers) of the Company and its subsidiaries who are employed in a position determined by the Option Committee (as defined below) to be eligible to participate in the Option Plan. No person will be granted Options to acquire more than 15% of the aggregate number of shares originally authorized for issuance under the Option Plan. Approximately 1,000 employees and officers of the Company and its subsidiaries are currently eligible to participate in the Option Plan.

     The Option Plan is to be administered by a committee of the Board of Directors (the "Option Committee"), and will be comprised of no fewer than two members who must be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (including the transition rules of Proposed Treasury Regulations
Section 1.162-27). Initially, and until a separate committee is appointed, the Option Committee will be the Compensation Committee of the Board of Directors. The Option Committee will determine the persons to whom and the times at which Options will be granted, the number of shares to be subject to each Option, the duration of each Option, the times within which the Option may be exercised, the cancellation of the Option (with the consent of the holder thereof) and the other conditions of the grant of an Option. The Option Committee, however, may delegate from time to time to the Chief Executive Officer, the authority to make awards under the Option Plan, unless such delegation would jeopardize the benefits of Rule 16b-3 under the Exchange Act or Section 162(m) or regulations thereunder of the Internal Revenue Code of 1986, as amended. The Option Committee also may interpret provisions of the Option Plan. The conditions of the grants of Options need not be the same with respect to each optionee or with respect to each Option.

     No Option granted pursuant to the Option Plan will be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     Options will be granted with an exercise price of one hundred percent or more of the fair market value of Company Stock on the date of grant. Grants described in the table entitled "New Plan Benefits" in this proxy statement carry an exercise price of one hundred percent of the fair market value of the Company Stock on the date of grant. With respect to the 1995 grants, the date of grant is January 3, 1995, and the fair market value on that date was $17.8750. Payment of the exercise price may be in cash, or with the prior approval and upon the conditions established by the Option Committee, by delivery of shares of Company Stock owned by the Optionee.

     No Option will be exercisable until at least six months after the later of the date of grant or the date of approval of the Option Plan by share owners. Thereafter, each Option will be exercisable within such time periods as established by the Option Committee on the date of grant, or, in the absence of the Option Committee's establishment of exercise periods: (i) one-third of the total number of shares subject to the Option shall be exercisable after twelve months following the date of grant; (ii) an additional one-third of the total number of shares subject to the Option shall be exercisable after twenty-four months following the date of grant; and (iii) all shares subject to the Option shall be exercisable after thirty-six months following the date of grant.

     The Option Committee has the authority to permit an optionee under the Option Plan to surrender for cancellation any unexercised outstanding Option and receive in exchange from the Company either shares of Company Stock, an Option for shares of Company Stock, or both, in amounts and with features designated by the Option Committee. Furthermore, the Option Committee may extend the duration of any Option for a period not to exceed one year without changing the Option price and on such other terms and conditions as the Option Committee may deem advisable. Unless so extended by the Option Committee, the duration of an Option is ten years.

     The Option Committee, in its sole discretion, may cause all outstanding Options held by an optionee upon retirement to become immediately exercisable. Options exercisable upon the retirement of an optionee (whether due to Option Committee action or otherwise) or becoming exercisable thereafter, will expire no later than thirty-six months from the date of such optionee's retirement, or twelve months after the optionee's death, whichever occurs first, unless the Option Committee determines otherwise. In no event shall an Option be exercised more than ten years after the date it is granted.

     Upon the death or disability of an optionee prior to termination of employment, all outstanding Options held by such optionee will expire no later than twelve months after such death or disability, unless the Option Committee determines otherwise.

     If an optionee's employment with the Company or the Certain Affiliates is terminated for any reason except death, disability or retirement, then such optionee's Options will expire no later than six months after the date of such termination of employment; however, any Option held by such optionee may become exercisable at the discretion of the Option Committee. Although only officers (including nonemployee officers) and employees of the Company and its subsidiaries are eligible to receive grants under the Option Plan, the Company allows the vesting and exercise periods to continue without interruption when grantees leave the employment of the Company to become employees of Certain Affiliates.

     The Board of Directors of the Company or the Option Committee may amend, suspend or terminate the Option Plan at any time without the approval of share owners, except for amendments for which share-owner approval would be required to retain the benefits of Rule 16b-3 under the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986, as amended. Nevertheless, no such amendment, suspension or termination will affect previously granted awards without the participant's consent unless the Option Committee determines that the change is in the best interest of all participants who have received Options.

     All Options are nonqualified options for tax purposes. An optionee will not recognize any taxable income at the time of grant of a nonqualified option. Upon exercise of a nonqualified option, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price.

     The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income upon exercise as provided above, will be treated as either short-term or long-term capital gain or loss (depending on the holding period). The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     The Option Committee, subject to the approval of the Option Plan by the share owners, has awarded Options under the Option Plan as outlined in the table entitled "New Plan Benefits" in this proxy statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE 1995 STOCK OPTION PLAN.

              APPROVAL OF THE EXECUTIVE MANAGEMENT INCENTIVE PLAN
                          (EFFECTIVE JANUARY 1, 1995)
                                (PROPOSAL NO. 4)

     The Board of Directors of the Company has adopted the Company's Executive Management Incentive Plan (effective January 1, 1995) (the "Executive Incentive Plan") and directed that the Executive Incentive Plan be submitted to the share owners for their approval at the Annual Meeting. The Executive Incentive Plan will become effective upon the approval by the holders of a majority of the shares of Company Stock represented and entitled to vote at the Annual Meeting. The purpose of the Executive Incentive Plan is to advance the interests of the Company by providing executive officers and managers of the Company with incentive to assist the Company in meeting and exceeding its business goals. The following summary description of the Executive Incentive Plan is qualified in its entirety by reference to the full text of the Executive Incentive Plan attached hereto as Exhibit C.

     The Company intends that the cash awards paid pursuant to the Executive Incentive Plan be "performance-based" compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     The Executive Incentive Plan will be administered by a committee of the Board of Directors (the "Executive Incentive Plan Committee") and will be comprised of no fewer than two members who must be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (including the transition rules of Proposed Treasury Regulations Section 1.162-27). Initially, the Executive Incentive Plan Committee will be the Compensation Committee of the Board of Directors. The Executive Incentive Plan Committee may interpret provisions of the Executive Incentive Plan.

     Cash awards may be made under the Executive Incentive Plan to the chief executive officer; the chief operating officer; senior vice presidents; vice presidents, regional operations; region vice presidents/general managers; corporate vice presidents (levels 1 and 2); division vice presidents/general managers; regional vice presidents (finance, operations, cold drink and human resources); area vice presidents and corporate directors. Approximately 120 officers and employees of the Company are currently eligible to participate in the Executive Incentive Plan.

     Awards made under the Executive Incentive Plan will be paid solely on account of attainment of the budgeted cash operating profit of each performance unit of the Company. Performance units are classified as corporate, region, division, area or any combination thereof. A minimum award is paid if a specified percentage of the budgeted cash operating profit is attained, the award is increased upon the attainment of budgeted cash operating profit and increased further upon the attainment of specified percentages above budgeted cash operating profit. Awards are granted as a percentage of base salary in effect on December 31 of the year for which the award was made; however, the Executive Incentive Plan provides that the annual base salary used to compute the award cannot exceed the annual base salary in effect on the preceding January 1, increased by 10%. For the chief executive officer and the chief operating officer, the award range is 13% to 115%; for a senior vice president, the award range is 11% to 95%. For all other positions listed in the preceding paragraph, the award ranges vary from 3.5% to 90%.

     The Executive Incentive Plan provides that awards may be prorated when a participant transfers within the Company or subsidiary to a position that is ineligible for participation in this plan or leaves the employment of the Company and obtains employment with one of the Certain Affiliates.

     The Executive Incentive Plan Committee will have no authority to increase the amount of an award payable to a participant which would otherwise be due upon the attainment of a performance goal, but the Executive Incentive Plan Committee will have the authority to reduce or eliminate any award under the Executive Incentive Plan.

     The Board or the Executive Incentive Plan Committee may terminate or suspend the Executive Incentive Plan in whole or in part, from time to time, and may amend the Executive Incentive Plan from time to time to correct any defect or supply any omission or reconcile any inconsistency in the Executive Incentive Plan or in the awards made thereunder that does not constitute the modification of a material term of the Executive Incentive Plan, without the approval of the share owners of the Company. No action shall be taken, however, without the approval of the share owners unless the

Committee determines that the approval of share owners would not be necessary to retain the benefits of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     Subject to the approval of the Executive Incentive Plan by the share owners, the table entitled "New Plan Benefits" in this proxy statement shows, for illustrative purposes only, the amounts which would have been payable to the participants in this plan had it applied to actual 1994 cash operating profit as compared to budgeted 1994 cash operating profit.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE EXECUTIVE MANAGEMENT INCENTIVE PLAN (EFFECTIVE JANUARY 1,
1995).

                    APPROVAL OF THE LONG-TERM INCENTIVE PLAN
                          (EFFECTIVE JANUARY 1, 1995)
                                (PROPOSAL NO. 5)

     The Board of Directors of the Company has adopted the Company's Long-Term Incentive Plan (effective January 1, 1995) (the "Long-Term Incentive Plan") and directed that the Long-Term Incentive Plan be submitted to the share owners for their approval at the Annual Meeting. The Long-Term Incentive Plan will become effective upon the approval by the holders of a majority of the shares of Company Stock represented and entitled to vote at the Annual Meeting. The purpose of the Long-Term Incentive Plan is to advance the interests of the Company by providing key management and sales employees with incentive to assist the Company in meeting and exceeding its business goals. The following summary description of the Long-Term Incentive Plan is qualified in its entirety by reference to the full text of the Long-Term Incentive Plan attached hereto as Exhibit D.

     The Company intends that the compensation paid pursuant to the Long-Term Incentive Plan be "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     Cash awards may be made under the Long-Term Incentive Plan to the chief executive officer; the chief operating officer; senior vice presidents; vice president, regional operations; region vice presidents/general managers; corporate vice presidents; region vice presidents; division vice presidents/general managers; area vice presidents; corporate directors and, as defined by the Compensation Committee, certain eligible senior staff, of the Company and its subsidiaries. Approximately 1,000 employees are currently eligible to participate in the Long-Term Incentive Plan.

     The Long-Term Incentive Plan will be administered by a committee of the Board of Directors (the "Long-Term Incentive Plan Committee") and will be comprised of no fewer than two members who must be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (including the transition rules of Proposed Treasury Regulations Section 1.162-27). Initially, and until a separate committee is appointed, the Long-Term Incentive Plan Committee will be the Compensation Committee of the Board of Directors. The Long-Term Incentive Plan Committee may interpret provisions of the Long-Term Incentive Plan.

     Awards made under the Long-Term Incentive Plan will be paid solely on account of the attainment of specified increases in cash operating profit over any period of three calendar years (the "Performance Period") beginning January 1 of any year the Long-Term Incentive Plan Committee designates as the beginning of a Performance Period, as measured on a corporate-wide basis. The awards shall be payable to participants only upon the attainment of increase in cash operating profit over the Performance Period. Awards are stated as a percentage of the participant's average base salary in effect on the last day of each year of any three-year Performance Period for which an award is made; however, the Long-Term Incentive Plan provides that the average annual base salary used to compute the award cannot exceed the annual base salary in effect on January 1 of the first year of the three-year performance period, increased by 33 1/3%. The maximum percentages that may be used in the calculation of awards are determined according to a participant's position, as follows: Chief Executive Officer or Chief Operating Officer, 80%; senior vice president, 60%; vice presidents, regional operations and region vice president/general manager, 50%; corporate vice president, 50%; region vice president, 40%; division vice president/general manager, 40%; area vice president, 40%; corporate director, 40%; and eligible senior staff, 30%.

     The Long-Term Incentive Plan provides that awards may be paid in one or more installments, as determined by the Long-Term Incentive Plan Committee. For the 1995-1997 Performance Period, awards will be paid in cash in two installments.

     The Long-Term Incentive Plan provides that awards may be prorated when a participant transfers within the Company or subsidiary to a position that is ineligible for participation in this plan or leaves the employment of the Company and obtains employment with one of the Certain Affiliates.

     The Board of Directors or the Long-Term Incentive Plan Committee may terminate or suspend the Long-Term Incentive Plan in whole or in part, from time to time, and may amend the Long-Term Incentive Plan from time to time to correct any defect or supply any omission or reconcile any inconsistency in the Long-Term Incentive Plan or in the awards made thereunder that does not constitute the modification of a material term of the Long-Term Incentive Plan, without the approval of the share owners of the Company. No action shall be taken, however, without the approval of the share owners unless the Committee determines that the approval of share owners would not be necessary to retain the benefits of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     Subject to the approval of the Long-Term Incentive Plan by the share owners, the table entitled "New Plan Benefits" in this proxy statement shows, for illustrative purposes only, the amounts which would have been paid to participants in this plan had it been based on attainment of targeted increases in cash operating profit over the years 1992 through 1994.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE LONG-TERM INCENTIVE PLAN (EFFECTIVE JANUARY 1, 1995).

                               NEW PLAN BENEFITS

     The following table shows: (i) grants of restricted stock under the 1995 Restricted Stock Award Plan and (ii) grants of Options under the 1995 Stock Option Plan (both grants approved by the Compensation Committee to be effective January 3, 1995), (iii) pro forma amounts which would be earned for 1995 under the Executive Management Incentive Plan (effective January 1, 1995); and (iv) pro forma amounts which would be earned for the 1995 through 1997 period under the Long-Term Incentive Plan. The table assumes approval of each plan by the share owners and, in the case of the Executive Management Incentive Plan and the Long-Term Incentive Plan, are further subject to the assumptions noted in the footnotes.

                                                                                     PRO FORMA
                                                                         NUMBER OF   1995 BONUS    PRO FORMA
                                                  NUMBER OF               SHARES       UNDER        PAYOUT
                                                  SHARES OF               SUBJECT    EXECUTIVE    UNDER LONG-
                                  DOLLAR VALUE    RESTRICTED   DOLLAR       TO       MANAGEMENT      TERM
                                  OF RESTRICTED     STOCK     VALUE OF    OPTIONS    INCENTIVE     INCENTIVE
       NAME AND POSITION            STOCK(1)       GRANTED    OPTIONS     GRANTED     PLAN(3)       PLAN(4)
- --------------------------------  -------------   ---------   --------   ---------   ----------   -----------
Summerfield K. Johnston, Jr.....   $ 2,025,238     113,300         (2)     65,500    $ 708,750    $   476,459
  Vice Chairman and Chief
  Executive Officer
Henry A. Schimberg..............     3,051,263     170,700         (2)     58,200      630,000        423,519
  President and Chief Operating
  Officer
John R. Alm.....................       425,425      23,800         (2)     18,600      252,840        148,294
  Senior Vice President and
  Chief Financial Officer
G. David Van Houten, Jr.........       191,263      10,700         (2)      8,800      188,650         77,185
  Vice President, Regional
  Operations
Summerfield K. Johnston III.....       187,688      10,500         (2)      8,600      181,450         74,822
  Vice President, Regional
  Operations
Executive Group.................     7,259,038     406,100         (2)    222,600    2,969,066      1,717,386
Non-Executive Director
  Group.........................             0           0                      0            0              0
Non-Executive Officer Employee
  Group.........................     4,443,725     248,600         (2)    316,600    5,576,034     12,194,273

- ---------------

(1) The figures shown for the dollar value of restricted stock are derived by multiplying the number of shares of restricted stock granted by the fair market value of Company Stock on January 3, 1995, $17.8750 per share.
(2) Options have an exercise price equal to the fair market value of Company Stock of the Company on January 3, 1995, $17.8750 per share. The actual value an optionee may realize will depend on the excess of the stock price over the exercise price on the date the Option is exercised.
(3) Awards under the Executive Management Incentive Plan are not determinable, because they would be based upon full-year financial results for 1995. The table discloses pro forma bonuses for 1995 based on a comparison of budgeted 1994 cash operating profit to actual 1994 cash operating profit and assumes 5% annual salary increases for nonofficer participants.
(4) Awards under the Long-Term Incentive Plan are not determinable until 1998, when the results of the three-year performance period (1995 through 1997) are available. The table discloses pro forma payments as if the terms of the Long-Term Incentive Plan applied to the period 1992 through 1994 and assumes a 5% annual salary increase for nonofficer participants over the three-year term, and a 5% annual salary increase for officer participants over salary at December 31, 1995.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 6)

     The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1995, subject to ratification of this appointment by the share owners of the Company at the 1995 Annual Meeting. Ernst & Young LLP has served as independent auditors of the Company since 1986 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting, where they will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     If the share owners do not ratify the appointment of Ernst & Young LLP, the Board of Directors will reconsider the appointment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1995 FISCAL YEAR.

                              SHARE-OWNER PROPOSAL
                                (PROPOSAL NO. 7)

     The New York City Employees' Retirement System, which owns 231,434 shares of Company Stock, has notified the Company that it intends to submit the following proposal at the Annual Meeting:

                CREATION OF AN INDEPENDENT NOMINATING COMMITTEE
                              SHAREHOLDER PROPOSAL

     Submitted on behalf of the New York City Employees' Retirement System by Alan G. Hevesi, Comptroller of the City of New York.

     WHEREAS, the board of directors is meant to be an independent body elected by shareholders and charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies, and

     WHEREAS, this company has provided that the board may designate from among its members one or more committees, each of which, to the extent allowed, shall have certain designated authority, and

     WHEREAS, we believe that directors independent of management are best qualified to act in the interest of shareholders and can take steps necessary to seek, nominate and present new directors to shareholders, and

     WHEREAS, we believe the selection of new directors is an area in which inside directors may have a conflict of interest with shareholders, and

     WHEREAS, we believe that an increased role for the independent directors would help our company improve its long-term financial condition, stock performance and ability to compete.

     NOW THEREFORE BE IT RESOLVED, that the shareholders request the company establish a Nominating Committee to recommend candidates to stand for election to the board of directors. The committee shall be composed solely of independent directors. For these purposes, an independent director is one who: (1) has not been employed by the company, or an affiliate, in an executive capacity within the last five years; (2) is not, and has not been, a member of a company that is one of this company's paid advisors or consultants, (3) is not employed by a significant customer or supplier; (4) does not and did not have a personal services contract with the company; (5) is not employed by a tax-exempt organization that receives significant contributions from the company; (6) is not a relative of the management of the company; and
(7) has not had any business relationship that would be required to be disclosed under Regulation S-K. The Committee's responsibilities shall include establishing procedures for the nominating process and developing for board approval the criteria for nomination.

     The proponent has submitted the following statement in support of the proposal:

          "As long-term shareholders we are concerned about our company's prospects for profitable growth. This proposal is intended to strengthen the process by which nominees are selected. We believe that this will strengthen the board of directors in its role of advising, overseeing and evaluating management.

          We urge you to vote FOR this proposal."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE PROPOSAL TO ESTABLISH AN INDEPENDENT NOMINATING COMMITTEE.

     This is substantially the same proposal submitted last year by the proponent. Last year's proposal was defeated by a vote of 100,240,580 votes against or abstaining (91.97%), and 8,746,309 votes in favor (8.03%).

     The Board of Directors continues to be opposed to the proposal for the same reasons stated last year: there is no tenable link between the composition of the nominating committee and the profitability of the Company; all but one member of the Company's existing Committee on Directors are non-employees; and the Board believes there is no useful purpose served in automatically denying certain large share owners the ability to serve on the nominating committee.

                 SHARE-OWNER PROPOSALS FOR 1996 ANNUAL MEETING

     Director nominations and other proposals of share owners intended to be presented at the 1996 Annual Meeting of Share Owners must be made in writing and received by the Company on or before November 6, 1995, to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting. If not received within such time period, director nominations and other share-owner proposals may be submitted to share owners at the 1996 Annual Meeting (although excluded from the Company's proxy statement and form of proxy relating to that meeting) only if submitted in writing in accordance with
Article I, Section 10 of the bylaws of the Company and received by the Company not less than 30 days nor more than 60 days prior to the 1996 Annual Meeting. All share-owner proposals should be submitted by certified mail, return receipt requested, to the Secretary of the Company, Post Office Box 1778, Atlanta, Georgia 30301.

                                 OTHER MATTERS

     Management does not know of any matters other than those referred to in the accompanying notice of the Annual Meeting of Share Owners that may properly come before the meeting or any adjournments thereof. As to any other matters that may properly come before the meeting, it is intended that all properly executed proxies delivered pursuant to this solicitation will be voted on any such matters in accordance with the discretion of the persons named on the enclosed proxy.

                                          J. GUY BEATTY, JR.
                                          Secretary
Atlanta, Georgia
March 6, 1995

                             ---------------------

     THE COMPANY'S 1994 ANNUAL REPORT, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS, HAS BEEN MAILED TO SHARE OWNERS OF THE COMPANY. THE ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR THE SOLICITATION OF PROXIES.

                             ---------------------

                                                                       EXHIBIT A

                           COCA-COLA ENTERPRISES INC.

                        1995 RESTRICTED STOCK AWARD PLAN

SECTION 1.  PURPOSE

     The purpose of the 1995 Restricted Stock Award Plan (the "Plan") is to advance the interest of Coca-Cola Enterprises Inc. (the "Company") and its Subsidiaries (as defined in Section 4) by stimulating officers' and employees' efforts to meet and exceed its business goals and strengthening their desire to remain in the service of the Company and its Subsidiaries through financial rewards that offer officers (including non-employee officers) and other key employees the opportunity to acquire a financial interest in the Company through grants of restricted shares of the Company's common stock ("Awards").

SECTION 2.  ADMINISTRATION

     The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members and shall be comprised of not fewer than two members who shall be "disinterested directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) and the regulations thereunder (including the transition rules of Proposed Treasury Regulation Section 1.162-27) of the Internal Revenue Code of 1986, as amended.

     The Committee shall determine the persons to whom and the times at which Awards will be granted, the number of shares to be awarded, the times within which the Awards may be subject to or released from forfeiture, the cancellation of any Award (with the consent of the holder thereof), and all other conditions of the Award. The terms and conditions of the Awards need not be the same with respect to each recipient.

     The Committee may, subject to the provisions of the Plan, establish such rules and regulations for the proper administration of the Plan, may make interpretations and may take other action in relation to the Plan as it deems necessary or advisable. Each interpretation or other action made or taken pursuant to the Plan shall be final and conclusive for all purposes and binding upon all persons, including but not limited to the Company, its Subsidiaries, the Committee, the Board, the affected recipients and their respective successors in interest.

     In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they may be a party by reason of any action taken or failure to act in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interests of the Company.

SECTION 3.  STOCK

     The stock to be issued under the Plan pursuant to the Awards shall be shares of common stock, $1 par value, of the Company (the "Stock"). The Stock shall be made available from authorized and unissued common stock of the Company or from shares of Stock held by the Company in its treasury. The total number of shares of Stock that may be issued pursuant to the Awards under the Plan may not exceed 2,040,000 shares. Shares subject to awards forfeited shall not be available for subsequent issuance under the Plan. Such number of shares shall be subject to adjustment in accordance with Section 8.

SECTION 4.  ELIGIBILITY

     Awards may be granted to persons who are executive officers and persons employed in the senior executive band and in the executive band (including non-employee officers) of the Company and its Subsidiaries. "Subsidiary" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 25% or more of the voting stock or capital at the time of the granting of an Award. No recipient shall acquire, pursuant to the Awards granted under the Plan, more than 25% of the aggregate number of shares of Stock issuable pursuant to Awards under the Plan.

SECTION 5.  RESTRICTIONS UPON THE STOCK

     (a) Restrictions shall apply to all Stock awarded under the Plan and shall be removed solely on account of requisite increases in the price of the Stock within five years of the date of grant of an Award and to the extent described below:

          (1) If the fair market value of Stock under the Award increases by 15% from such value on the date of grant, determined as the average fair market value of the Stock over twenty consecutive trading days, all restrictions shall be removed from 20% of the Stock under the Award;

          (2) If the fair market value of Stock under the Award increases by 32% from such value on the date of grant, determined as the average fair market value of the Stock over twenty consecutive trading days, all restrictions shall be removed from 40% of the Stock under the Award;

          (3) If the fair market value of Stock under the Award increases by 52% from such value on the date of grant, determined as the average fair market value of the Stock over twenty consecutive trading days, all restrictions shall be removed from 60% of the Stock under the Award.

          (4) If the fair market value of Stock under the Award increases by 75% from such value on the date of grant, determined as the average fair market value of the Stock over twenty consecutive trading days, all restrictions shall be removed from 80% of the Stock under the Award.

          (5) If the fair market value of Stock under the Award increases by 100% from such value on the date of grant, determined as the average fair market value of the Stock over twenty consecutive trading days, all restrictions shall be removed from 100% of the Stock under the Award.

     The Committee shall certify in writing that such increases have occurred before restrictions are removed from the certificates evidencing such Stock. Any Stock from which restrictions are not removed within five years of the date of grant under which such Stock is awarded shall be forfeited to the Company at the end of such five-year period.

     (b) Any Stock from which restrictions have not been removed shall be forfeited to the Company upon the termination of the employment of the recipient by the Company and its Subsidiaries for any reason (including, but not limited to, termination with or without cause) other than retirement, death or disability.

     (c) If a recipient retires, dies or becomes disabled at any time within the five years after an Award, the Stock from which restrictions have not been removed shall not be forfeited to the Company for three years from the date of retirement, death or disability, during which time restrictions upon the Stock may be removed upon occurrence of the price increases described in Section 5(a), except that in no event shall the period to which the provisions of Section 5(a) apply be extended past five years from the date of the Award.

     (d) For purposes of this Section 5, the "fair market value" of a share of Stock shall be the average of the high and low market prices on the applicable trading day or on the next preceding trading day, if such date is not a trading day, as reported on the New York Stock Exchange Composite Transactions listing or as otherwise determined by the Committee.

     (e) Awards may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine to be appropriate at the time of the Award, including the removal of all forfeiture provisions contained in this Section and the nontransferability provisions of Section 6. The grant of an Award to any officer or employee shall not affect in any way the right of the Company or any Subsidiary to terminate the employment relationship between the recipient and the Company or Subsidiary.

     (f) For non-employee officers, termination of services as an officer shall constitute termination of employment for purposes of this Plan, and termination of services as a non-employee officer at age 55 or older shall constitute retirement for purposes of this Plan.

     (g) As used in this Section 5, the term "retirement" shall mean a recipient's voluntary termination of employment on a date which is on or after the earliest date on which such recipient would be eligible for an immediately payable benefit pursuant to the terms of the defined benefit pension plan sponsored by the Company or a Subsidiary in which the grantee participates. If the grantee does not participate in a such a plan, the date shall be determined as if the grantee participated in the Company's defined benefit pension plan covering the majority of its non-bargaining employees in the United States.

     (h) For purposes of this Section 5, a recipient's employment shall not be deemed to have terminated if the recipient obtains immediate employment with an Affiliate of the Company, and termination from such subsequent employment shall be deemed a termination from the Company unless the recipient obtains immediate reemployment with the Company or its Subsidiaries. The term "Affiliate" shall include The Coca-Cola Company or any corporation or business entity in which The Coca-Cola Company owns, directly or indirectly, 25% or more of the voting stock or capital.

     (i) "Disability" shall be determined according to the definition of "total and permanent disability", in effect at the time of the determination, in the defined benefit pension plan sponsored by the Company or a Subsidiary in which the grantee participates. If the grantee does not participate in a such a plan, the definition shall be determined as if the grantee participated in the Company's defined benefit pension plan covering the majority of its non-bargaining employees in the United States.

SECTION 6.  NONTRANSFERABILITY OF AWARDS

     Shares of Stock subject to Awards shall not be transferable and shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of while the recipient is an officer or employee of the Company or an Affiliate (as defined in Section 5(h)) unless the restrictions described in Section 5 are removed.

SECTION 7.  RIGHTS AS A SHARE OWNER

     A recipient who receives an Award shall have rights as a share owner with respect to Stock covered by such Award to receive dividends in cash or other property or other distributions or rights in respect to such Stock, and to vote such Stock as the beneficial owner thereof.

SECTION 8.  ADJUSTMENT IN THE NUMBER OF SHARES

     In the event there is any change in the number of shares of Stock outstanding through the declaration of stock dividends, through stock splits or through recapitalization or merger, share exchange, consolidation, combination of shares or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of Stock subject to an Award, the number available for Awards, or in the calculation of the requisite price increases described in Section 5(a).

SECTION 9.  TAXES

     (a) If a recipient properly elects within 30 days of the date on which an Award is granted to include in gross income for federal income tax purposes an amount equal to the fair market value (on the date of grant of the Award) of the Stock subject to the Award, such person shall make arrangements satisfactory to the Committee to pay to the Company in the year of such Award any federal, state or local taxes required to be withheld with respect to such shares.

     (b) Each recipient who does not make the election described in subsection
(a) of this Section shall, no later than the date as of which the restrictions referred to in Section 5 and such other restrictions as may have been imposed as a condition of the Award lapse, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award. The Company shall have the right to retain custody of any Stock subject to an Award until such payments or satisfactory arrangements have been made.

     (c) If the recipient shall fail to make the tax payments described in this
Section 9, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the recipient the amount of any federal, state or local taxes required by law to be withheld with respect to the Stock subject to such Award.

SECTION 10.  RESTRICTIVE LEGEND AND STOCK POWER

     Each certificate evidencing Stock subject to an Award shall bear an appropriate legend referring to the restrictions applicable to such Award. Any attempt to dispose of Stock in contravention of such restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the restrictions thereon shall have lapsed and may require as a condition of any Award that the recipient shall have delivered a stock power endorsed in blank relating to the Stock covered by such Award.

SECTION 11.  AMENDMENTS, MODIFICATION AND TERMINATION OF THE PLAN

     The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Awards under the laws of the United States and various states (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to persons who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted thereunder, without the approval of the share owners of the Company.

     However, no such action shall be taken without the approval of the share owners of the Company unless the Committee determines that approval of the share owners would not be necessary to retain the benefits of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended.

     No amendment or termination or modification of the Plan shall in any manner affect Awards theretofore granted without the consent of the recipient unless the Committee has made a determination that an amendment or modification is necessary to retain the benefits of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended, or that is not adverse to the interest of any persons to whom Awards have theretofore been granted.

     The Plan shall terminate when all shares of Stock subject to Awards under the Plan have been issued and are no longer subject to forfeiture under the terms hereof unless earlier terminated by the Board or the Committee.

SECTION 12.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

SECTION 13.  SECTION 16(B) OF THE SECURITIES EXCHANGE ACT OF 1934

     Any action taken by the Committee or the Board of Directors pursuant to the Plan, and any provision of the Plan, is null and void if it does not comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and would otherwise result in liability under Section 16(b) of that Act.

                                                                       EXHIBIT B

                           COCA-COLA ENTERPRISES INC.

                             1995 STOCK OPTION PLAN

SECTION 1.  PURPOSE

     The purpose of the 1995 Stock Option Plan (the "Plan") is to advance the interest of Coca-Cola Enterprises Inc. (the "Company") and its Subsidiaries (as defined in Section 4) by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees through grants of stock options ("Options").

SECTION 2.  ADMINISTRATION

     The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members and shall be comprised of not fewer than two members who shall be "disinterested directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) and the regulations thereunder (including the transition rules of Proposed Treasury Regulation Section 1.162-27) of the Internal Revenue Code of 1986, as amended.

     The Committee shall determine the persons to whom and the times at which Options will be granted, the number of shares to be subject to each Option, the duration of each Option, the times within which the Option may be exercised, the cancellation of the Option (with the consent of the holder thereof) and the other conditions of the grant of an Option. The Committee, however, may delegate, from time to time, to the Chief Executive Officer the authority to make Awards under the Plan or to extend the period for exercise of Options awarded under the Plan for optionees who are not directors of the Company, unless such delegation would jeopardize for any optionee the benefit of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 162(m) or regulations thereunder of the Internal Revenue Code of 1986, as amended. The conditions of the grants of Options need not be the same with respect to each optionee or with respect to each Option.

     The Committee may, subject to the provisions of the Plan, establish such rules and regulations for the proper administration of the Plan, may make interpretations and take other action in relation to the Plan as it deems necessary or advisable. Each interpretation or other action made or taken pursuant to the Plan shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Subsidiaries, the Committee, the Board, the affected optionees, and their respective successors in interest.

     In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan or any Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interest of the Company.

SECTION 3.  STOCK

     The stock to be issued under the Plan shall be shares of common stock, $1 par value, of the Company (the "Stock"). The Stock shall be made available from authorized and unissued Stock or from shares of Stock held by the Company in its treasury. The total number of shares of Stock that may be issued under the Plan pursuant to Options granted hereunder may not exceed 2,893,100 shares. Stock subject to any unexercised portion of an Option which expires or is canceled, surrendered or terminated for any reason may again be subject to Options granted under the Plan. Stock received in payment upon the exercise of an Option may not be the subject of a subsequent Option.

SECTION 4.  ELIGIBILITY

     Options may be granted to executive officers, other persons in the senior executive band, and in the executive band, branch managers, sales center managers, and other officers and management employees (including non-employee officers) of the Company and its Subsidiaries who are employed in a position determined by the Committee to be eligible to participate in the Plan on the date on which any grant is made.

     "Subsidiary" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 25% or more of the voting stock or capital at the time of the granting of such Option.

     No person shall be granted the right to acquire pursuant to Options granted under the Plan more than 15% of the aggregate number of shares of Stock originally authorized for issuance under the Plan.

SECTION 5.  AWARDS OF OPTIONS

     (a) Option Price. The option price shall be 100% or more of the fair market value of the Stock on the date of grant.

     (b) Payment. The option price shall be paid in full at the time of exercise. No shares shall be issued until full payment has been received therefor. Payment may be made in cash or, with the prior approval of and upon the conditions established by the Committee, by delivery of shares of Stock owned by the optionee.

     (c) Value. The fair market value of shares of Stock shall be computed on the basis of the average of the high and low market prices at which a share of Stock shall have been sold on the date for which the valuation is made, or on the next preceding trading day if such date was not a trading day, as reported on the New York Stock Exchange Composite Transactions listing, or as otherwise determined by the Committee.

     (d) Withholding. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the recipient the amount of any federal, state or local taxes required by law to be withheld with respect to the Stock subject to such Award.

     (e) Duration of Options. Subject to the provisions of Section 9, the duration of Options shall be 10 years from date of grant.

     (f) Time Period for Exercise of Options.  Subject to the provisions of
Section 9, no Option shall be exercisable, in whole or in part, for a period of six months after the date on which the Option is granted or, if later, six months after the date of approval of the Plan by share owners. Thereafter, it shall be exercisable (i) within such time periods as established by the Committee on the date of grant, or (ii) in the absence of Committee-established time periods, (A) to the extent of one-third of the total number of shares subject to the Option after 12 months following the date on which the Option is granted, (B) to the extent of an additional one-third of the total number of shares subject to the Option after 24 months following the date on which the Option is granted; and (C) in full after 36 months following the date on which the Option is granted.

     (g) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time. The grant of an Option to any officer or employee shall not affect in any way the right of the Company and any Subsidiary to terminate the relationship between the Company and the optionee.

SECTION 6.  REPLACEMENT

     The Committee from time to time may permit an optionee under the Plan to surrender for cancellation any unexercised outstanding stock option or stock appreciation rights of the Company and receive in exchange from the Company either shares of Stock, an option for such number of shares of Stock, or both, in amounts and with features as designated by the Committee.

SECTION 7.  EXTENSION OF THE TERMS OF OPTIONS

     The Committee may extend the duration of any Option for a period not to exceed one year without changing the option price and on such other terms and conditions as the Committee may deem advisable.

SECTION 8.  NONTRANSFERABILITY OF OPTION

     No Option granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. Certificate(s) representing the shares of Stock issued upon exercise of an Option shall be issued only in the name of the optionee or in the name of such optionee's duly authorized representative. With the exception of any Option transferred pursuant to a qualified domestic relations order, Options shall be exercisable, during the lifetime of an optionee, only by the optionee personally or by the optionee's legal representative. With respect to any Option transferred pursuant to a qualified domestic relations order, any such Option shall be exercisable only by the designated transferee personally or the designated transferee's legal representative.

SECTION 9.  EFFECT OF TERMINATION OF EMPLOYMENT

  (a) Retirement.

     (i) The Committee, in its sole discretion, may cause all outstanding Options held by an optionee upon his or her retirement to become immediately exercisable.

     (ii) All Options exercisable upon retirement of an optionee (whether due to Committee action or otherwise) or becoming exercisable thereafter shall expire no later than 36 months from the date of such optionee's retirement; provided, however, that if the optionee dies within two years after the optionee's retirement, the Options shall expire 12 months after his or her death, unless the Committee determines otherwise.

  (b) Death or Disability While Employed.

     Upon the death or disability of an optionee prior to termination of employment, all outstanding Options held by such employee expire no later than 12 months after the employee's death or determination of disability, whichever occurs first, unless the Committee determines otherwise.

  (c) Other Termination of Employment.

     (i) Upon the termination of employment of an optionee other than for a reason other than the death, disability or retirement of the optionee ("Other Termination of Employment"), then the

Committee, in its sole discretion, may cause all outstanding nonexercisable Options held by such optionee to become immediately exercisable.

     (ii) All Options exercisable upon the Other Termination of Employment (whether due to Committee action or otherwise) or becoming exercisable thereafter, shall expire no later than six months after the Other Termination of Employment, unless the Committee determines otherwise.

  (d) Definitions and other Determinations.

     (i) For purposes of this Section 9, "retirement" means an optionee's voluntary termination of employment on a date which is on or after the earliest date on which such optionee would be eligible for an immediately payable benefit pursuant to the terms of the defined benefit pension plan sponsored by the Company or a Subsidiary in which the optionee participates. If the optionee does not participate in such a plan, the date shall be determined as if the optionee participated in the Company's defined benefit plan covering the majority of its non-bargaining employees in the United States. With respect to non-employee officers, "retirement" means termination of services as an officer at or after age 55.

     (ii) For purposes of this Section 9, "disability" shall be determined according to the definition of "total and permanent disability," in effect at the time of the determination, in the defined benefit pension plan sponsored by the Company or a Subsidiary in which the optionee participates. If the optionee does not participate in such a plan, the definition shall be determined as if the optionee participated in the Company's defined benefit plan covering the majority of its non-bargaining employees in the United States.

     (iii) For purposes of this Section 9, a recipient's employment shall not be deemed to have terminated if the recipient obtains immediate employment with an Affiliate of the Company, and termination from such subsequent employment shall be deemed a termination from the Company, unless the recipient obtains immediate reemployment with the Company or its Subsidiaries. The term "Affiliate" shall include The Coca-Cola Company or any corporation or business entity in which The Coca-Cola Company owns, directly or indirectly, 25% or more of the voting stock or capital.

SECTION 10.  NO RIGHTS AS A SHARE OWNER

     An optionee or a transferee of an Option that has been transferred pursuant to Section 8 shall have no right as a share owner with respect to any Stock covered by an Option or receivable upon the exercise of an Option until the optionee or transferee shall have become the holder of record of such Stock. No adjustments shall be made for dividends in cash or other property (except for share dividends) or other distributions or rights in respect of such Stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the share of Stock acquired pursuant to the Option.

SECTION 11.  ADJUSTMENT IN THE NUMBER OF SHARES AND IN OPTION PRICE

     In the event there is any change in the shares of Stock through the declaration of stock dividends or stock splits or through recapitalization or merger, share exchange, consolidation, combination of shares or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of Stock available for Options as well as the number of shares of Stock subject to any outstanding Option and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option without payment therefor.

SECTION 12.  AMENDMENTS, MODIFICATION AND TERMINATION OF THE PLAN

     The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various states (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to persons who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, or to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option granted thereunder, without the approval of the share owners of the Company.

     However, no action shall be taken without the approval of the share owners of the Company if the Committee determines that the approval of share owners would be necessary to retain the benefits of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended.

     No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment or modification is necessary to retain the benefits of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended, or that it is not adverse to the interest of holders of outstanding Options.

     The Plan shall terminate five years after the date of approval of the Plan by the share owners of the Company unless earlier terminated by the Board or by the Committee.

SECTION 13.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

SECTION 14.  SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934

     Any action taken by the Committee or the Board pursuant to the Plan, and any provision of the Plan, shall be null and void if it does not comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and would otherwise result in liability under Section 16(b) of that Act.

                                                                       EXHIBIT C

                           COCA-COLA ENTERPRISES INC.

                      EXECUTIVE MANAGEMENT INCENTIVE PLAN
                          (EFFECTIVE JANUARY 1, 1995)

SECTION 1.  PURPOSE.

     The purpose of the Executive Management Incentive Plan (the "Plan") is to advance the interest of Coca-Cola Enterprises Inc. (the "Company") by providing executive officers and managers of the Company with incentive to assist the Company in meeting and exceeding its business goals.

SECTION 2.  ADMINISTRATION.

     The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members and shall be comprised of not fewer than two members who shall be "outside directors" within the meaning of Section 162(m) and the regulations thereunder, (including the transition rules of Proposed Treasury Regulation Section 1.162-27) of the Internal Revenue Code of 1986, as amended.

     The Committee may, subject to the provisions of the Plan, establish such rules and regulations or take such action as it deems necessary or advisable for the proper administration of the Plan. Each interpretation made or action taken pursuant to the Plan shall be final and conclusive for all purposes and binding upon all persons, including, but not limited to, the Company, the Committee, the Board, the affected Participants (as defined in Section 3), and their respective successors in interest.

     In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, but not limited to, attorneys' fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interest of the Company.

SECTION 3.  ELIGIBILITY.

     Cash awards ("Awards") may be made under this Plan to persons who are executive officers, in the senior executive band, and in the executive band of the Company and its Subsidiaries ("Participants").

     "Subsidiary" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 25% or more of the voting stock or capital during any Performance Period.

SECTION 4.  PERFORMANCE GOAL CRITERIA.

     The Committee shall establish specific objective targets in relation to the cash operating profit as budgeted by the Company ("budgeted COP") for each performance unit of the Company, including targets at below 100% of budgeted COP, over a period of a calendar year (the

"Performance Period") designated by the Compensation Committee as the Performance Period for which an Award shall be made under this Plan. Awards made under the Plan shall be paid solely on account of the attainment of these preestablished targets. For the purposes of the Plan, COP shall be determined as operating income plus depreciation and amortization, normalized for acquisitions, divestitures and other significant financial events. For purposes of the Plan, performance units shall be classified as corporate or region, or any combination thereof.

SECTION 5.  CALCULATION OF AWARDS.

     The Committee shall establish Award levels, described as percentages by which a Participant's annual base salary shall be multiplied, to determine the amount of an Award payable upon the attainment of specified targets of budgeted COP. An Award paid to a Participant shall be calculated using the annual base salary in effect on December 31 of the year for which the Award is made. Notwithstanding the preceding sentence, the annual base salary used to calculate an Award paid to a Participant may not exceed such Participant's annual base salary in effect on January 1 of any Performance Period for which the Award is made, increased by 10%.

     The maximum percentage used in the calculation of Participants' Awards are as follows: Chief Executive Officer and the Chief Operating Officer, 115%; senior vice president, 95%; vice president, regional operations, 90%; region vice president/general manager, 90%; corporate vice president-level 1, 90%; corporate vice president-level 2, 80%; division vice president/general manager, 75%; regional vice president (human resources, finance, operations, and cold drink), 70%; area vice president, 70%; corporate director, 70%.

SECTION 6.  PRORATED AND PARTIAL AWARDS.

     (i) A person hired or promoted into a position identified in Section 3 ("Eligible Position") during a Performance Period shall receive a prorated Award for the period of time the person was employed in an Eligible Position, using the Participant's base salary in effect on December 31 of the Performance Period for which the Award is made.

     (ii) A Participant who is promoted from one Eligible Position to another Eligible Position during a Performance Period shall receive an Award that is prorated for the period of time the Participant was employed within each Eligible Position, using the Participant's annual base salary in effect on December 31 of the Performance Period for which the Award is made.

     (iii) A Participant who is not employed in an Eligible Position on the last day of the Performance Period due to the Participant's transfer to a position with the Company or a Subsidiary that is not an Eligible Position shall receive an Award that is prorated for the period of time the Participant was employed in an Eligible Position, using the Participant's annual salary on the last day that the Participant is employed in that Eligible Position.

     (iv) A Participant whose employment is terminated prior to the last day of the Performance Period shall receive an Award that is prorated for the period of time the Participant was employed in an Eligible Position if the reason for such termination was the Participant's death, disability, or retirement. For purposes of this Section 6, a Participant's employment with the Company will be deemed not to be terminated if the Participant's reason for termination was due to immediate employment with any Affiliate; however, such Participant's Award shall be prorated as if the Participant transferred from an Eligible Position to a position that is ineligible for participation in the Plan. The term "Affiliate" shall include The Coca-Cola Company or any corporation or business entity in which The Coca-Cola Company owns, directly or indirectly, 25% or more of the voting stock or capital.

     (v) For purposes of this Section 6:

          (a) "Retirement" means a Participant's voluntary termination of employment on a date which is on or after the earliest date on which such Participant would be eligible for an immediately payable benefit pursuant to the terms of the defined benefit pension plan sponsored by the Company or a Subsidiary in which the Participant participates. If the Participant does not participate in such a plan, the date shall be determined as if the Participant participated in the Company's defined benefit plan covering the majority of its non-bargaining employees in the United States.

          (b) "Disability" shall be determined according to the definition of "total and permanent disability," in effect at the time of the determination, in the defined benefit plan sponsored by the Company or a Subsidiary in which the Participant participates. If the Participant does not participate in such a plan, the definition shall be determined as if the Participant participated in the Company's defined benefit plan covering the majority of its non-bargaining employees in the United States.

          (c) "Prorated" means the determination of the amount of an Award for partial participation that is measured according to the nearest whole number of months in which a Participant was employed in an Eligible Position(s) during the Performance Period for which the Award is made.

SECTION 7.  DISCRETION OF THE COMPENSATION COMMITTEE.

     All Awards shall be made solely on the basis of the performance goals set forth by the Committee pursuant to Section 4 and only in accordance with the standards set forth in Section 5. The Committee shall have no authority to increase the amount of an Award payable to a Participant which would otherwise be due upon the attainment of the performance goal. The Committee shall, however, have the authority to reduce or eliminate any Award under the Plan.

SECTION 8.  COMMITTEE CERTIFICATION.

     The Committee shall present to the Board written certification that the performance goal of Section 4 has, in fact, been satisfied prior to the payment of any Award made under the Plan.

SECTION 9.  AMENDMENTS, MODIFICATION AND TERMINATION OF THE PLAN.

     The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in the Awards made thereunder that does not constitute the modification of a material term of the Plan, without the approval of the share owners of the Company. No action shall be taken, however, without the approval of the share owners unless the Committee determines that the approval of share owners would not be necessary to retain the benefits of
Section 162(m) of the Internal Revenue Code of 1986, as amended.

SECTION 10.  GOVERNING LAW.

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

                                                                       EXHIBIT D

                           COCA-COLA ENTERPRISES INC.

                            LONG-TERM INCENTIVE PLAN
                          (EFFECTIVE JANUARY 1, 1995)

SECTION 1.  PURPOSE.

     The purpose of the Long-Term Incentive Plan (the "Plan") is to advance the interest of Coca-Cola Enterprises Inc. (the "Company") by providing key management and sales employees with incentive to assist the Company in meeting and exceeding its business goals.

SECTION 2.  ADMINISTRATION.

     The Plan shall be administered by a Compensation Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members and shall be comprised of not fewer than two members who shall be "outside directors" within the meaning of Section 162(m) and the regulations thereunder, (including the transition rules of Proposed Treasury Regulation Section 1.162-27) of the Internal Revenue Code of 1986, as amended.

     The Committee may, subject to the provisions of the Plan, establish such rules and regulations or take such action as it deems necessary or advisable for the proper administration of the Plan. Each determination made or action taken pursuant to the Plan, including interpretation of the Plan, shall be final and conclusive for all purposes and upon all persons, including, but not limited to, the Company, the Committee, the Board, officers, the affected Participants (as defined in Section 3), and their respective successors in interest.

     In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses (including, but not limited to, attorneys' fees) incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Certificate of Incorporation or Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or members did not act in good faith and in a manner he, she or they reasonably believed to be in or not opposed to the best interest of the Company.

SECTION 3.  ELIGIBILITY.

     Cash awards ("Awards") may be made under this Plan to the chief executive officer; the chief operating officer; senior vice presidents; vice presidents, regional operations; region vice presidents/general managers; corporate vice presidents; region vice presidents; division vice presidents/general managers; area vice presidents; corporate directors, and, as such positions are defined by the Compensation Committee, senior staff of the Company and its Subsidiaries ("Participants").

     "Subsidiary" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 25% or more of the voting stock or capital during a Performance Period.

SECTION 4.  PERFORMANCE GOAL CRITERIA.

     Awards made under the Plan shall be paid solely on account of the attainment of specified increases in cash operating profit ("COP"), as measured on a corporate-wide basis, over the period of three consecutive calendar years (the "Performance Period") beginning on January 1 of any year the Compensation Committee designates as the beginning of a Performance Period for which an Award shall be made under the Plan. For the purposes of the Plan, COP is determined as operating income plus depreciation and amortization, normalized for acquisitions, divestitures and other significant financial events.

SECTION 5.  CALCULATION OF THE AWARD.

     The Committee has established Award levels, described as percentages by which a Participant's average annual base salary shall be multiplied, to determine the amount of an Award payable upon the attainment of specified increases in the corporate-wide COP. The Participant's average annual base salary used in the calculation of an Award shall be the average of the base salary in effect on the last day of each year of the three-year Performance Period for which an Award is made ("Average Annual Base Salary"). Notwithstanding the preceding, the average annual base salary used to calculate an Award paid to a Participant may not exceed such Participant's annual base salary in effect on January 1 that constitutes the beginning of the Performance Period for which the Award is being paid, increased by 33 1/3%.

     The maximum percentages that may be used in the calculation of Participants' Awards are determined according to a Participant's position as follows: Chief Executive Officer or Chief Operating Officer, 80%; senior vice president, 60%; vice president, regional operations, 50%; region vice president/general manager, 50%; corporate vice president, 50%; region vice president, 40%; division vice president/general manager, 40%; area vice president, 40%; corporate director, 40%; and eligible senior staff, 30%.

SECTION 6.  PAYMENT OF AWARD AND DEFINITIONS.

     (i) Awards shall be paid in cash after the end of the Performance Period in one or more installments, as determined by the Committee.

     (ii) "Retirement" means a Participant's voluntary termination of employment on a date which is on or after the earliest date on which such Participant would be eligible for an immediately payable benefit pursuant to the terms of the defined benefit pension plan sponsored by the Company or a Subsidiary in which the Participant participates. If the Participant does not participate in such a plan, the date shall be determined as if the Participant participated in the Company's defined benefit plan covering the majority of its non-bargaining employees in the United States.

     (iii) "Disability" shall be determined according to the definition of "total and permanent disability," in effect at the time of the determination, in the defined benefit plan sponsored by the Company or a Subsidiary in which the Participant participates. If the Participant does not participate in such a plan, the definition shall be determined as if the Participant participated in the Company's defined benefit plan covering the majority of its non-bargaining employees in the United States.

SECTION 7.  PRORATED AND PARTIAL AWARDS.

     (i) If during the years to which the Plan applies, an employee is hired or promoted into a position eligible for participation in the Plan, the employee shall be eligible to receive a prorated Award for the period of partial participation. To calculate the average base salary for a prorated Award, each year's base salary shall be prorated based on the period in which the employee was employed in the eligible position.

     (ii) If a Participant is promoted from one position to another position eligible for participation under the Plan, the Participant's Award shall be prorated for the period of time the Participant was employed within each position. The base salary in effect on the last day of each year shall be included in the calculation of the Participant's average annual base salary, irrespective of the changes of positions. Prorated awards shall be measured according to the number of whole months in which a Participant was employed within each position for which the Award is made.

     (iii) If, within a Performance Period, a Participant transfers from a position eligible for participation under the Plan to a position ineligible for participation, a prorated Award shall be paid to such Participant for the period of time the Participant was employed within the eligible position. The base salary in effect on the last day of the Participant's employment in the eligible position shall be included in the calculation of the Participant's average annual base salary, irrespective of the change of positions. Prorated awards shall be measured according to the number of whole months in which the Participant was employed within one or more eligible positions.

     (iv) Partial Awards shall be paid to a Participant whose employment is terminated prior to the last day of the Performance Period if the reason for such termination was the Participant's death, disability, or retirement (as defined in Section 6). A partial Award paid to a Participant whose employment is terminated on account of death or disability shall be paid in the year following such Participant's termination of employment. A partial Award to a Participant whose employment is terminated on account of retirement shall be paid in the year following the end of the Performance Period for which the Award is made and subject to the Committee's discretion described in Section 8, shall be calculated on the basis of the increase in COP through the end of the Performance Period. To determine the Average Annual Base Salary to be used in calculating a partial Award, each year's base salary shall be prorated for the period in which the Participant was employed, and the Average Annual Base Salary shall be determined as the average for the years to which the Plan applies preceding the year of termination.

     (v) For purposes of this Section 7, a Participant's employment with the Company will be deemed not to be a termination of employment if the Participant's reason for termination with the Company is due to immediate employment with any Affiliate; however, in such event, the Participant's Award shall be subject to proration as if the Participant transferred to a position within the Company that is ineligible for participation in the Plan. The term "Affiliate" shall include The Coca-Cola Company or any corporation or business entity in which The Coca-Cola Company owns, directly or indirectly, 25% or more of the voting stock or capital.

SECTION 8.  DISCRETION OF THE COMPENSATION COMMITTEE.

     All Awards shall be made solely on the basis of the performance goals set forth by the Committee pursuant to Section 4 and only in accordance with the standards set forth in Section 5. The Committee shall have no authority to increase the amount of an Award payable to a Participant which would otherwise be due upon the attainment of the performance goal. The Committee shall, however, have the authority to reduce or eliminate any Award under the Plan.

SECTION 9.  COMMITTEE CERTIFICATION.

     Prior to making an Award under the Plan, the Committee shall present to the Board written certification that the performance-based goal of Section 4 has, in fact, been satisfied.

SECTION 10.  AMENDMENTS, MODIFICATION AND TERMINATION OF THE PLAN.

     The Board or the Committee may terminate the Plan in whole or in part, may suspend the Plan in whole or in part from time to time, and may amend the Plan from time to time to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in the Awards made thereunder that does not constitute the modification of a material term of the Plan, without the approval of the share owners of the Company. No action shall be taken, however, without the approval of the share owners of the Company unless the Committee determines that the approval of share owners would not be necessary to retain the benefits of Section 162(m) of the Internal Revenue Code of 1986, as amended.

SECTION 11.  GOVERNING LAW.

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

                                                                       EXHIBIT E

                          COCA-COLA ENTERPRISES INC. [LOGO]


P        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R                      OF COCA-COLA ENTERPRISES INC.
O
X   The undersigned hereby (a) appoints J. Guy Beatty, Jr., Lowry F. Kline, and
Y Philip H. Sanford, each as proxies with full power of substitution, to vote all shares of Common Stock of Coca-Cola Enterprises Inc. owned of record by the undersigned and (b) directs Trust Company Bank, Trustee under the Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan, to vote in person or by proxy all shares of Common Stock of Coca-Cola Enterprises Inc. allocated to any accounts of the undersigned under such Plan, and which the undersigned is entitled to vote, on all matters which may come before the 1995 Annual Meeting of Share Owners to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, on April 17, 1995, at 10:30 a.m. EDT, and any adjournments thereof, unless otherwise specified herein.

    Proposal 1:
      Election of Directors, Nominees:

      For terms to expire at the 1998 Annual Meeting of Share Owners: L. Philip Humann, E. Neville Isdell, Scott L. Probasco, Jr., and Francis A. Tarkenton.


    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING
    THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED             SEE
    NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE            REVERSE
    WITH THE BOARD OF DIRECTORS' RECOMMENDATONS.  THE                 SIDE
    PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND
    RETURN THIS CARD.


================================================================================
                             FOLD AND DETACH HERE

[ X ]  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN.  IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED
"FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2, 3, 4, 5, AND 6, "AGAINST" PROPOSAL 7, AND AS THE PROXIES DEEM ADVISABLE ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

- --------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, AND 6.
- --------------------------------------------------------------------------------

                                FOR          WITHHELD
1. Election of                 [   ]          [   ]
   Directors
   (See reverse)

For, except vote withheld from the following nominee(s):

- --------------------------------------------------------


                                          FOR        AGAINST       ABSTAIN
2. To approve the                        [   ]        [   ]         [   ]
   Company's 1995
   Restricted Stock Award
   Plan;


                                          FOR        AGAINST       ABSTAIN
3. To approve the                        [   ]        [   ]         [   ]
   Company's 1995
   Stock Option Plan;


                                          FOR        AGAINST       ABSTAIN
4. To approve the Company's              [   ]        [   ]         [   ]
   Executive Management
   Incentive Plan (effective
   January 1, 1995);


                                          FOR        AGAINST       ABSTAIN
5. To approve the Company's              [   ]        [   ]         [   ]
   Long-Term Incentive Plan
   (effective January 1, 1995);


                                          FOR        AGAINST       ABSTAIN
6. To ratify the appointment             [   ]        [   ]         [   ]
   of Ernst & Young LLP as indepen-
   dent auditors of the Company
   for the 1995 fiscal year; and


- --------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 7.
- --------------------------------------------------------------------------------


                                          FOR        AGAINST       ABSTAIN
7. Share-Owner Proposal to               [   ]        [   ]         [   ]
   create an independent
   nominating committee.


                                        Do you plan to attend
                                        the Annual Meeting?    [  ]    [  ]
                                                                YES     NO




                                        ----------------------------------------

                                        ----------------------------------------
                                        SIGNATURE(S)                  DATE


                                        Please sign exactly as name appears
                                        hereon.  Joint owners should each
                                        sign.  When signing as attorney,
                                        executor, administrator, trustee
                                        or guardian, please give your full
                                        title as such.


================================================================================
                              FOLD AND DETACH HERE

                      COCA-COLA ENTERPRISES INC. [LOGO]





                                  [FIGURE 1]
                           Coca-Cola contour bottle




                      PRODUCTS OF THE COCA-COLA COMPANY
             MARKETED AND PRODUCED BY COCA-COLA ENTERPRISES INC.:
              Coca-Cola classic, caffeine free Coca-Cola classic,
     diet Coke, caffeine free diet Coke, Sprite, diet Sprite, Cherry Coke, diet Cherry Coke, Coca-Cola, Fanta, Fresca, Fruitopia, Hi-C fruit drinks,
    Mello Yello, Minute Maid and diet Minute Maid soft drinks, Minute Maid Juices To Go, Mr. PiBB, diet Mr. PiBB, Nestea, diet Nestea, Nestea Cool,
                    PowerAde, Ramblin'root beer, and TAB.

                               ADMISSION TICKET



                      COCA-COLA ENTERPRISES INC. [LOGO]



                        ANNUAL MEETING OF SHARE OWNERS


                    Monday, April 17, 1995, 10:30 a.m. EDT
                         du Barry Room, Hotel du Pont
                 11th and Market Streets, Wilmington, Delaware

                                    AGENDA

                          ELECTION OF FOUR DIRECTORS
                                       *
                 APPROVAL OF 1995 RESTRICTED STOCK AWARD PLAN
                                       *
                      APPROVAL OF 1995 STOCK OPTION PLAN
                                       *
                APPROVAL OF EXECUTIVE MANAGEMENT INCENTIVE PLAN
                          (EFFECTIVE JANUARY 1, 1995)
                                       *
                     APPROVAL OF LONG-TERM INCENTIVE PLAN
                         (EFFECTIVE JANUARY 1, 1995)
                                      *
           RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
                                       *
     TRANSACTION OF OTHER BUSINESS, INCLUDING SHARE-OWNER PROPOSAL, AS MAY
                       PROPERLY COME BEFORE THE MEETING



 IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED,
            WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.

   If you and your guest plan on attending the Annual Meeting, please mark the appropriate box on the card above. Present this Admission Ticket to the
  Coca-Cola Enterprises representative at the entrance to the du Barry Room.